Table of Contents

Post-Qualification Offering Circular Amendment No. 6

File No. 024-10896

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED OCTOBER 3, 2019

MY RACEHORSE CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

(909) 740-9175

www.myracehorse.com

Series Membership Interests Overview
		Number of Shares	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer(2)

Series Palace Foal	Per Unit	1	$120.00	$0.00	$120.00
	Total Maximum	510	$61,200.00	$0.00	$61,200.00

Series De Mystique ‘17	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	250	$35,000.00	$0.00	$35,000.00

Series Martita Sangrita 17(3)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	576	$184,320.00	$0.00	$192,000.00

Series Daddy’s Joy	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	600	$108,000.00	$0.00	$108,000.00

Series Vertical Threat(4)	Per Unit	1	$210.00	$0.00	$210.00
	Total Maximum	537	$112,770.00	$0.00	$126,000.00

Series Shake it Up Baby	Per Unit	1	$130.00	$0.00	$130.00
	Total Maximum	250	$32,500.00	$0.00	$32,500.00

Series Tizamagician(5)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	339	$108,480.00	$0.00	$192,000.00

Series Power Up Paynter	Per Unit	1	$190.00	$0.00	$190.00
	Total Maximum	600	$114,000.00	$0.00	$114,000.00

Series Two Trail Sioux 17	Per Unit	1	$300.00	$0.00	$300.00
	Total Maximum	450	$135,000.00	$0.00	$135,000.00

Series Wayne O	Per Unit	1	$95.00	$0.00	$95.00
	Total Maximum	6000	$570,000.00	$0.00	$570,000.00

Series Big Mel	Per Unit	1	$605.00	$0.00	$605.00
	Total Maximum	1020	$617,100.00	$0.00	$617,100.00

Series Amandrea	Per Unit	1	$295.00	$0.00	$295.00
	Total Maximum	550	$162,250.00	$0.00	$162,250.00

Series Keertana 18	Per Unit	1	$100.00	$0.00	$100.00
	Total Maximum	5100	$510,000.00	$0.00	$510,000.00

Series Sunny 18	Per Unit	1	$65.00	$0.00	$65.00
	Total Maximum	5100	$331,500.00	$0.00	$331,500.00

Series Lazy Daisy	Per Unit	1	$115.00	$0.00	$115.00
	Total Maximum	1250	$143,750.00	$0.00	$143,750.00

(1)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(2)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(3)	The Company has authorized an offering of up to 600 series interests in Martita Sangrita 17. The Company previously sold 24 series interests in Martita Sangrita 17 pursuant to an exemption based California intrastate offering permit (the “Prior Martita Sangrita 17 Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Martita Sangrita 17 Offering. As a result, the Company is only offering a total of 576 Series Martita Sangrita 17 Interests in the Series Martita Sangrita 17 Offering under Regulation A.

(4)	The Company has authorized an offering of up to 600 series interests in Vertical Threat. The Company previously sold 63 series interests in Vertical Threat pursuant to an exemption based California intrastate offering permit (the “Prior Vertical Threat Sale”). These series interests were sold for $210 per series interest, the same price as in the Series Vertical Threat Offering. As a result, the Company is only offering a total of 537 Series Vertical Threat Interests in the Series Vertical Threat Offering under Regulation A.

(5)

The Company has authorized an offering of up to 600 series interests in Tizamagician. The Company previously sold 261 series interests in Tizamagician pursuant to an exemption based California intrastate offering permit (the “Prior Tizamagician Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Tizamagician Offering. As a result, the Company is only offering a total of 339 Series Tizamagician Interests in the Series Tizamagician Offering under Regulation A.

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the following amount of membership interests of each of the following series of the Company (the “Maximum”) without any minimum target:

•	Up to 510 membership interests in the Series Palace Foal (the “Series Palace Foal Interests,” the offering of which is described as the “Series Palace Foal Offering”); and
•	Up to 250 membership interests in the Series De Mystique ‘17 (the “Series De Mystique ‘17 Interests,” the offering of which is described as the “Series De Mystique ‘17 Offering”).
•	Up to 576 membership interests in the Series Martita Sangrita 17 (the “Series Martita Sangrita 17 Interests,” the offering of which is described as the “Series Martita Sangrita 17 Offering”).
•	Up to 600 membership interests in the Series Daddy’s Joy (the “Series Daddy’s Joy Interests,” the offering of which is described as the “Series Daddy’s Joy Offering”).
•	Up to 537 membership interests in the Series Vertical Threat (the “Series Vertical Threat Interests,” the offering of which is described as the “Series Vertical Threat Offering”).
•	Up to 250 membership interests in the Series Shake it Up Baby (the “Series Shake it Up Baby Interests,” the offering of which is described as the “Series Shake it Up Baby Offering”).
•	Up to 339 membership interests in the Series Tizamagician (the “Series Tizamagician Interests,” the offering of which is described as the “Series Tizamagician Offering”).
•	Up to 600 membership interests in the Series Power Up Paynter (the “Series Power Up Paynter Interests,” the offering of which is described as the “Series Power Up Paynter Offering”).
•	Up to 450 membership interests in the Series Two Trail Sioux 17 (the “Series Two Trail Sioux 17 Interests,” the offering of which is described as the “Series Two Trail Sioux 17 Offering”).
•	Up to 6,000 membership interests in the Series Wayne O (the “Series Wayne O Interests,” the offering of which is described as the “Series Wayne O Offering”).
•	Up to 1,020 membership interests in the Series Big Mel (the “Series Big Mel Interests,” the offering of which is described as the “Series Big Mel Offering”).
•	Up to 550 membership interests in the Series Amandrea (the “Series Amandrea Interests,” the offering of which is described as the “Series Amandrea Offering”).
•	Up to 5100 membership interests in the Series Keertana 18 (the “Series Keertana 18 Interests,” the offering of which is described as the “Series Keertana 18 Offering”).
•	Up to 5100 membership interests in the Series Sunny 18 (the “Series Sunny 18 Interests,” the offering of which is described as the “Series Sunny 18 Offering”).
•	Up to 1250 membership interests in the Series Lazy Daisy (the “Series Lazy Daisy Interests,” the offering of which is described as the “Series Lazy Daisy Offering”).

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) with respect to the Series Palace Foal Offering and was qualified by the Commission on February 22, 2019 (the “Original Offering Circular”). Post-Qualification Amendment No. 2 to the Original Offering Circular was filed with the Commission with respect to the addition of the Series De Mystique ‘17 Offering and was qualified by the Commission on June 6, 2019. Post-Qualification Amendment No. 3 to the Original Offering Circular was filed with the Commission with respect to the addition of the Series Martita Sangrita 17 Offering, the Series Daddy’s Joy Offering, the Series Vertical Threat Offering, the Series Shake it Up Baby Offering, and the Series Tizamagician Offering and was qualified by the Commission on July 11, 2019. Post-Qualification Amendment No. 4 to the Original Offering Circular was filed with the Commission with respect to the addition of the Series Power Up Paynter Offering, the Series Wayne O Offering, and the Series Two Trail Sioux 17 Offering and was qualified by the Commission on July 25, 2019. Post-Qualification Amendment No. 5 to the Original Offering Circular was filed with the Commission with respect to the addition of the Series Big Mel Offering and was qualified by the Commission on September 6, 2019.

This Post-Qualification Amendment No. 6 to the Original Offering Circular describes the Series Palace Foal Offering, the Series De Mystique ‘17 Offering, the Series Martita Sangrita 17 Offering, the Series Daddy’s Joy Offering, the Series Vertical Threat Offering, the Series Shake it Up Baby Offering, the Series Tizamagician Offering, the Series Power Up Paynter Offering, the Series Two Trail Sioux 17 Offering, the Series Wayne O Offering, and the Series Big Mel Offering (with respect to such Series Interests unsubscribed as of the qualification date), as well as the Series Amandrea Offering, the Series Keertana 18 Offering, the Series Sunny 18 Offering, and the Series Lazy Daisy Offering (the “Offering Circular”).

•	Sale of the Series Palace Foal Interests began on or about July 11, 2019.
•	Sale of the Series De Mystique ’17 Interests began on or about July 11, 2019.
•	Sale of the Series Martita Sangrita 17 Interests began on or about July 11, 2019.
•	Sale of the Series Daddy’s Joy Interests began on or about July 11, 2019.
•	Sale of the Series Vertical Threat Interests began on or about July 11, 2019.
•	Sale of the Series Shake it Up Baby Interests began on or about July 11, 2019.
•	Sale of the Series Tizamagician Interests began on or about July 11, 2019.
•	Sale of the Series Power Up Paynter Interests began on or about July 25, 2019.
•	Sale of the Series Two Trail Sioux 17 Interests began on or about July 25, 2019.
•	Sale of the Series Wayne O Interests began on or about July 25, 2019.
•	Sale of the Series Big Mel Interests began on or about September 6, 2019.
•	Sale of the Series Amandrea Interests will begin upon qualification of the Offering Circular.
•	Sale of the Series Keertana 18 Interests will begin upon qualification of the Offering Circular.
•	Sale of the Series Sunny 18 Interests will begin upon qualification of the Offering Circular.
•	Sale of the Series Lazy Daisy Interests will begin upon qualification of the Offering Circular.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. StartEngine Secure LLC has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on Page 10 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

MY RACEHORSE CA LLC

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the MyRacehorse™ Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset:	The respective Series will hold the following respective assets:

•	The Series Palace Foal will hold a fifty-one percent (51%) interest in a 2018 foal named Ocean Magic 18 (“Ocean Magic 18”).
•	The Series De Mystique ’17 will hold a twenty-five percent (25%) interest in a 2017 filly named Dancing Destroyer (“Dancing Destroyer”).
•	The Series Martita Sangrita 17 will hold a sixty percent (60%) interest in a 2017 horse named Martita Sangrita 17 (“Carpe Vinum”).
•	The Series Daddy’s Joy will hold a sixty percent (60%) interest in a 2017 horse named Daddy’s Joy (“Daddy’s Joy”).
•	The Series Vertical Threat will hold a sixty percent (60%) interest in a 2017 horse named Vertical Threat (“Vertical Threat”).
•	The Series Shake it Up Baby will hold a twenty-five percent (25%) interest in a 2017 horse named Shake it Up Baby (“Shake it Up Baby”).
•	The Series Tizamagician will hold a sixty percent (60%) interest in a 2017 horse named Tizamagician (“Tizamagician”).
•	The Series Power Up Paynter will hold a sixty percent (60%) interest in a 2017 horse named Power Up Paynter (“Power Up Paynter”).
•	The Series Two Trail Sioux 17 will hold a forty-five percent (45%) interest in a 2017 horse named Two Trail Sioux 17 (“Annahilate”).
•	The Series Wayne O will hold a sixty percent (60%) interest in a 2017 horse named Wayne O (“Wayne O”)
•	The Series Big Mel will hold a fifty one percent (51%) interest in a 2017 horse named Big Mel (“Big Mel”).
•	The Series Amandrea will hold a fifty five percent (55%) interest in a 2016 horse named Amandrea (“Amandrea”).
•	The Series Keertana 18 will hold a fifty one percent (51%) interest in a 2018 horse named Keertana 18 (“Keertana 18”).
•	The Series Sunny 18 will hold a fifty one percent (51%) interest in a 2018 horse named Sunny 18 (“Sunny 18”).
•	The Series Lazy Daisy will hold a twelve and a half percent (12.5%) interest in a 2017 horse named Lazy Daisy (“Lazy Daisy”).

The assets of all Series described above may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.”   It is not anticipated that any of the above Series would own any assets other than said interest in such Underlying Asset, plus cash reserves for maintenance, training, insurance and other expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset. See “Description of Ocean Magic 18 (Series Palace Foal)”, “Description of Dancing Destroyer (Series De Mystique ’17)”, “Description of Carpe Vinum (Series Martita Sangrita 17)”, “Description of Daddy’s Joy”, “Description of Vertical Threat”, “Description of Shake it Up Baby”, “Description of Tizamagician”, “Description of Power Up Paynter”, “Description of Annahilate (Series Two Trail Sioux 17)”, “Description of Wayne O”, “Description of Big Mel”, “Description of Amandrea”, “Description of Keertana 18”, “Description of Sunny 18”, and “Description of Lazy Daisy” for further details.

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Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Palace Foal will only have an interest in the assets, liabilities, profits and losses pertaining to the Series Palace Foal and its related operations and not as it relates to Series De Mystique ’17 or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:	Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential Squared, Inc., also owns and operates a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

The Series Palace Foal being offered hereunder was acquired initially by the Chief Executive Officer of our Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Palace Foal was filed with the Company’s Form 1-A dated September 10, 2018 as Exhibit 6.3.

The Series De Mystique ‘17 being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series De Mystique ‘17 was filed with the Company’s Form 1-A Amendment dated April 18, 2019 as Exhibit 6.5.

The Series Martita Sangrita 17 being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Martita Sangrita 17 was filed with the Company’s Form 1-A Amendment dated June 25, 2019 as Exhibit 6.7.

3

The Series Daddy’s Joy being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Daddy’s Joy was filed with the Company’s Form 1-A Amendment dated June 25, 2019 as Exhibit 6.9.

The Series Vertical Threat being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Vertical Threat was filed with the Company’s Form 1-A Amendment dated June 25, 2019 as Exhibit 6.11.

The Series Shake it Up Baby being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Shake it Up Baby was filed with the Company’s Form 1-A Amendment dated June 25, 2019 as Exhibit 6.13.

The Series Tizamagician being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Tizamagician is attached hereto as Exhibit 6.15.

The Series Power Up Paynter being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Power Up Paynter was filed with the Company’s Form 1-A Amendment dated June 25, 2019 as Exhibit 6.17.

The Series Two Trail Sioux 17 being offered hereunder was acquired initially by the Manager pursuant to such a promissory note. A copy of the Profit Participation Convertible Promissory Note for Series Two Trail Sioux 17 was filed with the Company’s Form 1-A Amendment dated July 19, 2019 as Exhibit 6.19.

The Series Wayne O being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Wayne O was filed with the Company’s Form 1-A Amendment dated July 19, 2019 as Exhibit 6.21.

The Series Big Mel being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Big Mel is attached hereto as Exhibit 6.23.

The Series Amandrea being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Amandrea is attached hereto as Exhibit 6.25.

The Series Keertana 18 being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Keertana 18 is attached hereto as Exhibit 6.27.

The Series Sunny 18 being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Sunny 18 is attached hereto as Exhibit 6.29.

The Series Lazy Daisy being offered hereunder was acquired initially by the Company pursuant to such a promissory note from Manager. A copy of the Profit Participation Convertible Promissory Note for Series Lazy Daisy is attached hereto as Exhibit 6.31.

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Price per Series Interest:

The price per Series Palace Foal Interest is $120.00.

The price per Series De Mystique ‘17 Interest is $140.00.

The price per Series Martita Sangrita 17 Interest is $320.00.

The price per Series Daddy’s Joy Interest is $180.00.

The price per Series Vertical Threat Interest is $210.00.

The price per Series Shake it Up Baby Interest is $130.00.

The price per Series Tizamagician Interest is $320.00.

The price per Series Power Up Paynter Interest is $190.00.

The price per Series Two Trail Sioux 17 Interest is $300.00.

The price per Series Wayne O Interest is $95.00.

The price per Series Big Mel Interest is $605.00.

The price per Series Amandrea Interest is $295.00.

The price per Series Keertana 18 Interest is $100.00.

The price per Series Sunny 18 Interest is $65.00.

The price per Series Lazy Daisy Interest is $115.00.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. The Purchase Price will be payable in cash in United States Dollars at the time of subscription.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

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Offering size:

There is no minimum offering amount for the sale of Interests in each Offering.

The Company may offer and sell a maximum of 510 Series Palace Foal Interests pursuant to this Offering, for a maximum aggregate offering amount of $61,200.

The Company may offer and sell a maximum of 250 Series De Mystique ‘17 Interests pursuant to this Offering, for a maximum aggregate offering amount of $35,000.

The Company may offer and sell a maximum of 576 Series Martita Sangrita 17 Interests pursuant to this Offering, for a maximum aggregate offering amount of $184,320.

The Company may offer and sell a maximum of 600 Series Daddy’s Joy Interests pursuant to this Offering, for a maximum aggregate offering amount of $108,000.

The Company may offer and sell a maximum of 537 Series Vertical Threat Interests pursuant to this Offering, for a maximum aggregate offering amount of $112,770.

The Company may offer and sell a maximum of 250 Series Shake it Up Baby Interests pursuant to this Offering, for a maximum aggregate offering amount of $32,500.

The Company may offer and sell a maximum of 339 Series Tizamagician Interests pursuant to this Offering, for a maximum aggregate offering amount of $108,480.

The Company may offer and sell a maximum of 600 Series Power Up Paynter Interests pursuant to this Offering, for a maximum aggregate offering amount of $114,000.

The Company may offer and sell a maximum of 450 Series Two Trail Sioux 17 Interests pursuant to this Offering, for a maximum aggregate offering amount of $135,000.

The Company may offer and sell a maximum of 6,000 Series Wayne O Interests pursuant to this Offering, for a maximum aggregate offering amount of $570,000.

The Company may offer and sell a maximum of 1,020 Series Big Mel Interests pursuant to this Offering, for a maximum aggregate offering amount of $617,100.

The Company may offer and sell a maximum of 550 Series Amandrea Interests pursuant to this Offering, for a maximum aggregate offering amount of $162,250.

The Company may offer and sell a maximum of 5,100 Series Keertana 18 Interests pursuant to this Offering, for a maximum aggregate offering amount of $510,000.

The Company may offer and sell a maximum of 5,100 Series Sunny 18 Interests pursuant to this Offering, for a maximum aggregate offering amount of $331,500.

The Company may offer and sell a maximum of 1,250 Series Lazy Daisy Interests pursuant to this Offering, for a maximum aggregate offering amount of $143,750.

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Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors:	After Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Due Diligence Fee: A fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

(ii) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Company and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering.

In the case of the Offering for Series Palace Foal Interests, the 51% interest in Ocean Magic 18 was acquired prior to the Offering through a down-payment by an affiliate of the Manager and loan to the Company;

In the case of the Offering for Series De Mystique ‘17 Interests, the 25% interest in Dancing Destroyer was acquired prior to the Offering through a down-payment by an affiliate of the Manager and loan to the Company;

In the case of the Offering for Series Martita Sangrita 17, the 60% interest in Carpe Vinum was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

In the case of the Offering for Series Daddy’s Joy, the 60% interest in Daddy’s Joy was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

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,

In the case of the Offering for Series Vertical Threat, the 60% interest in Vertical Threat was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

In the case of the Offering for Series Shake it Up Baby, the 25% interest in Shake it Up Baby was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

In the case of the Offering for Series Tizamagician, the 60% interest in Tizamagician was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

In the case of the Offering for Series Power Up Paynter, the 60% interest in Power Up Paynter was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

In the case of the Offering for Series Two Trail Sioux 17, the 45% interest in Annahilate was acquired prior to the Offering through a down-payment by the Manager and loan to the Company; and

In the case of the Offering for Wayne O, the 60% interest in Wayne O was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

In the case of the Offering for Big Mel, the 51% interest in Big Mel was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

In the case of the Offering for Amandrea, the 55% interest in Amandrea was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

In the case of the Offering for Keertana 18, the 51% interest in Keertana 18 was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

In the case of the Offering for Sunny 18, the 51% interest in Sunny 18 was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

In the case of the Offering for Lazy Daisy, the 12.5% interest in Lazy Daisy was acquired prior to the Offering through a down-payment by the Manager and loan to the Company.

(iii) Offering Expenses: In general these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

The Manager bears all expenses related to items (iii) above on behalf of a Series and is reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in item (ii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iii), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

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Operating expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

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The Company has purchased mortality insurance for Ocean Magic 18, Dancing Destroyer, Carpe Vinum, Daddy’s Joy, Vertical Threat, Shake it Up Baby, Tizamagician, Power Up Paynter, Annahilate, Wayne O, Big Mel, Amandrea, Keertana 18, Sunny 18, and Lazy Daisy.

For certain Offerings, the Manager has agreed to pay and not be reimbursed for Operating Expenses related to each Series incurred prior to Closing. In such instances, only Operating Expenses incurred post-Closing shall be the responsibility of a Series. See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

We allocate a sizable portion of the Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any capital expenditures related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs is dependent on the racing schedule of the Underlying Asset, potential sales of the Underlying Asset, and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Fee:

As compensation for the services provided by the Manager under the Management Agreement, the Manager will be paid an initial one-time 15% Due Diligence Fee from the Palace Foal, De Mystique ‘17 Martita Sangrita 17, Daddy’s Joy, Vertical Threat, Shake it Up Baby, Tizamagician, Power Up Paynter, Two Trail Sioux 17, Wayne O, Big Mel, Amandrea, Keertana 18, Sunny 18, and Lazy Daisy series along with each Series and a subsequent fee of 10% of Gross Proceeds generated by each Series. “Gross Proceeds” is defined as the sum of all money generated by a Series, prior to any deductions that have been made or will be used for expenses.

The Management Fee does not accumulate if no Gross Proceeds are generated. The Management Fee is due only upon each revenue-generating event of such Series. The frequency with which such event occurs is dependent on the racing schedule of the applicable Underlying Asset, potential sales of the applicable Underlying Asset, and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority:

•	10% of the Gross Proceeds for that Series to the Manager as a Management Fee;

•	Thereafter, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series plus accrued interest;

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses and/or Upkeep Fees of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series) by way of distribution to the Interest Holders of that Series on a percentage basis.

Timing of Distributions:	The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

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No Trading Market

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that each Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

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Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform at myracehorse.com. These Series Interests will be issued in book-entry electronic form only. StartEngine Secure LLC is the SEC-registered transfer agent and registrar for the Series Interests.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of operating history.

The Company and each Series were recently formed, have generated nominal revenues and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

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Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, etc.).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We do not believe that any other company crowd funds racehorse ownership interests or proposes to run a platform for crowd funding of interests in racehorses. The Company and the Interests may not gain market acceptance from potential Investors, potential Horse Sellers or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering circulars, group discounts on mortality insurance and the ability to monetize its interest in underlying assets through Membership Experience Programs, as described below, that would require the Company to own a substantial number of its interest in underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Upkeep Fees). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Upkeep Fees for the Underlying Asset. However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by its interest in the Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Distributable Cash generated by the Series and could reduce the amount of any future distributions payable to Investors. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

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Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Experiential Squared, Inc. has only been in existence since June 2016 and is an early-stage startup company, it has no significant operating history within the horse racing sector, which evidences its ability to find, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Impact of non-compliance with regulations.

The Interests will be qualified in each state where the Offering and sale of such Interests will occur. If a regulatory authority determines that the Manager, who is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, the Manager may need to stop operating and therefore, the Company will not have an entity managing its interest in the Underlying Assets. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are either (i) not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act or (ii) such Underlying Assets deemed “securities” will be limited such that the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

There is substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

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While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Company's racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Company racehorses. Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact of the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. In the event that a horse in which a Series has an interest was to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of illness, injury or death increases significantly. A horse in which a Series has an interest must earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

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Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured. Mortality insurance insures against the death of a horse during the Company's partial ownership. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company or a Series has an interest causes death, injury or damage to persons or property. Without insurance an individual Series is responsible for the cost of injury of veterinary expenses, surgery, and rehabilitation, or in the event of death, the Company will lose its investment in the horse. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Series may only own a minority interest in Underlying Assets as a result it may not have sufficient control regarding the training or racing of the Underlying Asset.

Currently, the Company has begun purchasing interests in race horses through series, mainly under an existing California intrastate permit offering. A Series will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of an Underlying Asset) a Series and the Company may have minimal input with regard to the race selection and training of the horse(s). As a result, the Company and such Series may be dependent on the majority owners’ decisions as to when and where to race or show the horse and to its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

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Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best racehorses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain racehorses for any Series. Further, once purchased, because the Company may have only a minority interest in such horse, the Company will have limited input into the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of the Company's dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Company.

Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have substantially greater financial resources than Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

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Risks Related to Ownership of our Interests

You will have only limited “major decision” rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws.  Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

Loans or Other Related Party Transactions

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed up to $55,828 from the manager of the Company in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets as of December 31, 2018. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

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We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

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USE OF PROCEEDS – OCEAN MAGIC 18 (SERIES PALACE FOAL)

We estimate that the gross proceeds of the Series Palace Foal Offering will be $61,200 assuming the full amount of this Series Palace Foal Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Palace Foal Asset Cost	$15,810	25.8%
Due Diligence Fee	$9,180	15.0%
Offering Expenses (None) (1)	$0	0.0%
Cash Reserves for Operating Expenses (including, specifically, Upkeep Fees) (2)	$36,210	59.2%
Total Fees and Expenses	$45,390	74.2%
Total Proceeds	$61,200	100.00%

__________________

(1) Solely in connection with the offering of the Series Palace Foal Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Palace Foal will last through calendar year 2019.

The Company acquired the 51% interest in Ocean Magic 18 from the Horse Seller for a total cost of $15,606 (the “Palace Foal Asset Cost”). “Horse Seller(s)” means an individual(s), dealer or auction company, which owns an underlying asset prior to (i) a purchase of interests in an underlying asset by the Company in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset. In the case of the Series Palace Foal, the Horse Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

The allocation of the net proceeds of the Series Palace Foal Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Palace Foal Interests are sold in connection with the Series Palace Foal Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Palace Foal, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Ocean Magic 18 includes reserves for Operating Expenses through 2020. The Company anticipates that Ocean Magic 18 may begin racing and, thus, generating revenue in or about July 2020 which should allow Series Palace Foal to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Ocean Magic 18 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Palace Foal has reserves in place to cover such contingencies through 2020. The Company’s originally estimated racing date of July 2019 was premature as Ocean Magic 18 is just a yearling. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – DANCING DESTROYER (SERIES DE MYSTIQUE ‘17)

We estimate that the gross proceeds of the Series De Mystique ‘17 Offering will be $35,000 assuming the full amount of the Series De Mystique ‘17 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$17,875	51.1%
Due Diligence Fee	$5,250	15.0%
Offering Expenses (None) (1)	$0	0.0%
Cash Reserves for Operating Expenses (including, specifically, Upkeep Fees) (2)	$11,875	33.9%
Total Fees and Expenses	$17,125	48.9%
Total Proceeds	$35,000	100.00%

_____________________

(1) Solely in connection with the offering of the Series De Mystique’17 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for De Mystique ‘17 will last through calendar year 2019.

The Company acquired the 25% interest in Dancing Destroyer from the Horse Seller for a total cost of $16,250 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series De Mystique ‘17 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series De Mystique ’17 Interests are sold in connection with the Series De Mystique ‘17 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series De Mystique ’17, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Dancing Destroyer includes reserves for Operating Expenses through 2019. Dancing Destroyer has commenced racing. Thus, the Company anticipates that Dancing Destroyer may soon start generating revenue which should allow Series De Mystique ’17 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Dancing Destroyer need more time than anticipated in training or fails to generate sufficient revenues as expected, Series De Mystique ’17 has reserves in place to cover such contingencies through 2019.

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USE OF PROCEEDS – CARPE VINUM (SERIES MARTITA SANGRITA 17)

We estimate that the gross proceeds of the Series Martita Sangrita 17 Offering will be $192,000, which includes the proceeds from the Prior Martita Sangrita 17 Sale for calculation purposes only, and assumes the full amount of the Series Martita Sangrita 17 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$120,000	62.5%
Due Diligence Fee	$28,800	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$43,200	22.5%
Total Fees and Expenses	$72,000	37.5%
Total Proceeds	$192,000	100.00%

_____________________

(1) Solely in connection with the offering of the Series Martita Sangrita 17 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Martita Sangrita 17 will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Carpe Vinum from the Horse Seller for a total cost of $120,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Carpe Vinum Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Martita Sangrita 17 Interests are sold in connection with the Series Martita Sangrita 17 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Martita Sangrita 17, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Carpe Vinum includes reserves for Operating Expenses through 2019. The Company anticipates that Carpe Vinum may begin racing and, thus, generating revenue in or about October 2019 which should allow Series Martita Sangrita 17 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Carpe Vinum need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Carpe Vinum has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

27

USE OF PROCEEDS – SERIES DADDY’S JOY

We estimate that the gross proceeds of the Series Daddy’s Joy Offering will be $108,000 assuming the full amount of the Series Daddy’s Joy Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$48,000	44.4%
Due Diligence Fee	$16,200	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$43,800	40.6%
Total Fees and Expenses	$60,000	55.6%
Total Proceeds	$108,000	100.00%

_________________

(1) Solely in connection with the offering of the Series Daddy’s Joy Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Daddy’s Joy will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Daddy’s Joy from the Horse Seller for a total cost of $48,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Daddy’s Joy Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Daddy’s Joy Interests are sold in connection with the Series Daddy’s Joy Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Daddy’s Joy, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Daddy’s Joy includes reserves for Operating Expenses through 2019. The Company anticipates that Daddy’s Joy may begin racing and, thus, generating revenue in or about September 2019 which should allow Series Daddy’s Joy to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Daddy’s Joy need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Daddy’s Joy has reserves in place to cover such contingencies through 2019.

28

USE OF PROCEEDS – SERIES VERTICAL THREAT

We estimate that the gross proceeds of the Series Vertical Threat Offering will be $126,000, which includes the proceeds from the Prior Vertical Threat Sale for calculation purposes only, and assumes the full amount of the Series Vertical Threat Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$60,000	47.6%
Due Diligence Fee	$18,900	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$47,100	37.4%
Total Fees and Expenses	$66,000	48.9%
Total Proceeds	$126,000	100.00%

_______________

(1) Solely in connection with the offering of the Series Vertical Threat Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Vertical Threat will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Vertical Threat from the Horse Seller for a total cost of $60,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Vertical Threat Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Vertical Threat Interests are sold in connection with the Series Vertical Threat Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Vertical Threat, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Vertical Threat includes reserves for Operating Expenses through 2019. The Company anticipates that Vertical Threat may begin racing and, thus, generating revenue in or about January 2020 which should allow Series Vertical Threat to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Vertical Threat need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Vertical Threat has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

29

USE OF PROCEEDS – SERIES SHAKE IT UP BABY

We estimate that the gross proceeds of the Series Shake it Up Baby Offering will be $32,500 assuming the full amount of the Series Shake it Up Baby Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$11,000	33.8%
Due Diligence Fee	$4,875	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$16,625	51.2%
Total Fees and Expenses	$21,500	66.2%
Total Proceeds	$32,500	100.00%

__________________

(1) Solely in connection with the offering of the Series Shake it Up Baby Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Shake it Up Baby will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 25% interest in Shake it Up Baby from the Horse Seller for a total cost of $11,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Shake it Up Baby Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Shake it Up Baby Interests are sold in connection with the Series Shake it Up Baby Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Shake it Up Baby, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Shake it Up Baby includes reserves for Operating Expenses through 2019. Shake it Up Baby commenced racing in July 2019. Thus, the Company anticipates that Shake it Up Baby may soon start generating revenue which should allow Series Shake it Up Baby to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Shake it Up Baby need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Shake it Up Baby has reserves in place to cover such contingencies through 2019.

30

USE OF PROCEEDS – SERIES TIZAMAGICIAN

We estimate that the gross proceeds of the Series Tizamagician Offering will be $192,000, which includes the proceeds from the Prior Tizamagician Sale for calculation purposes only, and assumes the full amount of the Series Tizamagician Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$111,000	57.8%
Due Diligence Fee	$28,800	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$52,200	27.2%
Total Fees and Expenses	$81,000	42.2%
Total Proceeds	$192,000	100.00%

________________________

(1) Solely in connection with the offering of the Series Tizamagician Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Tizamagician will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Tizamagician from the Horse Seller for a total cost of $110,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Tizamagician Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Tizamagician Interests are sold in connection with the Series Tizamagician Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Tizamagician, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Tizamagician includes reserves for Operating Expenses through 2019. Tizamagician has commenced racing. Thus, the Company anticipates that Tizamagician may soon start generating revenue which should allow Series Tizamagician to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Tizamagician need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Tizamagician has reserves in place to cover such contingencies through 2019.

31

USE OF PROCEEDS – SERIES POWER UP PAYNTER

We estimate that the gross proceeds of the Series Power Up Paynter Offering will be $114,000 assuming the full amount of the Series Power Up Paynter Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$60,000	52.6%
Due Diligence Fee	$17,400	15.3%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$36,600	32.1%
Total Fees and Expenses	$54,000	47.4%
Total Proceeds	$114,000	100.00%

________________________

(1) Solely in connection with the offering of the Series Power Up Paynter Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Power Up Paynter will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Power Up Paynter from the Horse Seller for a total cost of $60,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Power Up Paynter Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Power Up Paynter Interests are sold in connection with the Series Power Up Paynter Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Power Up Paynter, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Power Up Paynter includes reserves for Operating Expenses through 2019. Power Up Paynter has commenced racing. Thus, the Company anticipates that Power Up Paynter may soon start generating revenue which should allow Series Power Up Paynter to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Power Up Paynter need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Power Up Paynter has reserves in place to cover such contingencies through 2019.

32

USE OF PROCEEDS – ANNAHILATE (SERIES TWO TRAIL SIOUX 17)

We estimate that the gross proceeds of the Series Two Trail Sioux 17 Offering will be $135,000 assuming the full amount of the Series Two Trail Sioux 17 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$74,250	55.0%
Due Diligence Fee	$20,250	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$40,500	30.0%
Total Fees and Expenses	$60,750	45.0%
Total Proceeds	$135,000	100.00%

________________________

(1) Solely in connection with the offering of the Series Two Trail Sioux 17 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Two Trail Sioux 17 will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 45% interest in Annahilate from the Horse Seller for a total cost of $74,250 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Two Trail Sioux 17 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Two Trail Sioux 17 Interests are sold in connection with the Series Two Trail Sioux 17 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Two Trail Sioux 17, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Annahilate includes reserves for Operating Expenses through 2019. The Company anticipates that Annahilate may begin racing and, thus, generating revenue in or about September 2019 which should allow Series Two Trail Sioux 17 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Annahilate need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Two Trail Sioux 17 has reserves in place to cover such contingencies through 2019.

33

USE OF PROCEEDS – SERIES WAYNE O

We estimate that the gross proceeds of the Series Wayne O Offering will be $570,000 assuming the full amount of the Series Wayne O Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$450,000	79%
Due Diligence Fee	$84,000	14.7%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$36,000	6.3%
Total Fees and Expenses	$120,000	21.0%
Total Proceeds	$570,000	100.00%

________________________

(1) Solely in connection with the offering of the Series Wayne O Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Wayne O will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Wayne O from the Horse Seller for a total cost of $450,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Wayne O Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Wayne O Interests are sold in connection with the Series Wayne O Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Wayne O, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Wayne O includes reserves for Operating Expenses through 2019. Wayne O has commenced racing. Thus, the Company anticipates that Wayne O may soon start generating revenue which should allow Series Wayne O to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Wayne O need more time than anticipated in training or fails to generate sufficient revenues as expected, Wayne O has reserves in place to cover such contingencies through 2019.

34

USE OF PROCEEDS – SERIES BIG MEL

We estimate that the gross proceeds of the Series Big Mel Offering will be $617,100 assuming the full amount of the Series Big Mel Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$453,900	73.6%
Due Diligence Fee	$92,820	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$70,380	11.4%
Total Fees and Expenses	$163,200	26.4%
Total Proceeds	$617,100	100.0%

________________________

(1) Solely in connection with the offering of the Series Big Mel Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Big Mel will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Big Mel from the Horse Seller for a total cost of $453,900 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Big Mel Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Big Mel Interests are sold in connection with the Series Big Mel Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Big Mel, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Big Mel includes reserves for Operating Expenses through 2019. The Company anticipates that Big Mel may begin racing and, thus, generating revenue in or about October 2019 which should allow Series Big Mel to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Big Mel need more time than anticipated in training or fails to generate sufficient revenues as expected, Big Mel has reserves in place to cover such contingencies through 2019.

35

USE OF PROCEEDS – SERIES AMANDREA

We estimate that the gross proceeds of the Series Amandrea Offering will be $162,250 assuming the full amount of the Series Amandrea Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$115,500	71.2%
Due Diligence Fee	$24,750	15.3%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$22,000	13.6%
Total Fees and Expenses	$46,750	28.8%
Total Proceeds	$162,250	100.0%

________________________

(1) Solely in connection with the offering of the Series Amandrea Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Amandrea will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 55% interest in Amandrea from the Horse Seller for a total cost of $115,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Amandrea Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Amandrea Interests are sold in connection with the Series Amandrea Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Amandrea, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Amandrea has commenced racing. Thus, the Company anticipates that Amandrea may soon start generating revenue which should allow Series Amandrea to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Amandrea need more time than anticipated in training or fails to generate sufficient revenues as expected, Amandrea has reserves in place to cover such contingencies through 2019.

36

USE OF PROCEEDS – SERIES KEERTANA 18

We estimate that the gross proceeds of the Series Keertana 18 Offering will be $510,000 assuming the full amount of the Series Keertana 18 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$367,200	72%
Due Diligence Fee	$76,500	15%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$66,300	13%
Total Fees and Expenses	$142,800	28%
Total Proceeds	$510,000	100.0%

________________________

(1) Solely in connection with the offering of the Series Keertana 18 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Keertana 18 will last through calendar year 2020.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Keertana 18 from the Horse Seller for a total cost of $364,650 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Keertana 18 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Keertana 18 Interests are sold in connection with the Series Keertana 18 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Keertana 18, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Keertana 18 includes reserves for Operating Expenses through 2020. The Company anticipates that Keertana 18 may begin racing and, thus, generating revenue in or about September 2020 which should allow Series Keertana 18 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Keertana 18 need more time than anticipated in training or fails to generate sufficient revenues as expected, Keertana 18 has reserves in place to cover such contingencies through 2020.

37

USE OF PROCEEDS – SERIES SUNNY 18

We estimate that the gross proceeds of the Series Sunny 18 Offering will be $331,500 assuming the full amount of the Series Sunny 18 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$209,100	63.1%
Due Diligence Fee	$51,000	15.4%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$71,400	21.5%
Total Fees and Expenses	$122,400	36.9%
Total Proceeds	$331,500	100.0%

________________________

(1) Solely in connection with the offering of the Series Sunny 18 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Sunny 18 will last through calendar year 2020.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Sunny 18 from the Horse Seller for a total cost of $205,530 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Sunny 18 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Sunny 18 Interests are sold in connection with the Series Sunny 18 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Sunny 18, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Sunny18 includes reserves for Operating Expenses through 2020. The Company anticipates that Sunny 18 may begin racing and, thus, generating revenue in or about September 2020 which should allow Series Sunny 18 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Sunny 18 need more time than anticipated in training or fails to generate sufficient revenues as expected, Sunny 18 has reserves in place to cover such contingencies through 2020.

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USE OF PROCEEDS – SERIES LAZY DAISY

We estimate that the gross proceeds of the Series Lazy Daisy Offering will be $143,750 assuming the full amount of the Series Lazy Daisy Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$112,500	78.3%
Due Diligence Fee	$22,500	15.6%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$8,750	6.1%
Total Fees and Expenses	$31,250	21.7%
Total Proceeds	$143,750	100.0%

________________________

(1) Solely in connection with the offering of the Series Lazy Daisy Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2) To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Lazy Daisy will last through calendar year 2019.

(3) Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 12.5% interest in Lazy Daisy from the Horse Seller for a total cost of $112,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Lazy Daisy Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Lazy Daisy Interests are sold in connection with the Series Lazy Daisy Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Lazy Daisy, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Lazy Daisy has commenced racing. Thus, the Company anticipates that Lazy Daisy may soon start generating revenue which should allow Series Lazy Daisy to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Lazy Daisy need more time than anticipated in training or fails to generate sufficient revenues as expected, Lazy Daisy has reserves in place to cover such contingencies through 2019.

39

DESCRIPTION OF OCEAN MAGIC 18 (SERIES PALACE FOAL)

Summary Overview

☐	Ocean Magic 18 (formerly known as Palace Foal) is a 2018 foal of Palace (Sire) and Ocean Magic (Dam). Ocean Magic 18 breeder and managing co-owner is Bruno De Julio.

☐	Ocean Magic 18 was foaled on March 27, 2018.

☐	Ocean Magic 18, now a yearling, still has a limited track record under which to assess its performance. Ocean Magic 18’s trainer and racing circuit is still to be determined and it has yet to be formally appraised. It is anticipated that Ocean Magic 18 will commence racing as early as July 2020.

☐	Current horse value set at $60,000 with the Company acquiring a 51% stake in Ocean Magic 18 acquired via a loan from an affiliate of the Manager.

Asset Description

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SCORES

Nicks:
Nicks score is C

Dosage:
- N/A -

Center Of Distribution:
- N/A -

PEDIGREE

- PALACE
  - CITY ZIP
    - CARSON CITY
    - BABY ZIP
  - RECEIVERSHIP
    - END SWEEP
    - ALARMING PROSPECT
- OCEAN MAGIC
  - POSSE
    - SILVER DEPUTY
    - RASKA
  - MAGIC PEARL
    - STORMY ATLANTIC
    - MALIBU MAGIC

RECORD

2018 STATISTICS		CAREER STATISTICS	
Starts:	- N/A -	**Starts:**	- N/A -
Wins:	- N/A -	**Wins:**	- N/A -
Seconds:	- N/A -	**Seconds:**	- N/A -
Thirds:	- N/A -	**Thirds:**	- N/A -
Earnings:	- N/A -	**Earnings:**	- N/A -
Earnings per start:	- N/A -	**Earnings per start:**	- N/A -

BEST RACING CLASS ACHIEVED: Unraced

APPRAISALS

APPRAISAL	FAIR MARKET VALUE
N/A	N/A

WORKOUT

- N/A -

VETERINARY EXAM

Veterinary Professional: None

Date of exam: None

OFFERING

Total Offering:
$61,200

Share price:
$120/share lot

Total Share lots:
510

PRICE BREAKDOWN

Horse value:
$31

Prepaid training fees:
$71

Admin/Commission:
$18

FINANCIAL DETAILS

Ownership group fees and compensation:
None

MRH stake:
None

App Store Google Play www.myracehorse.com

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DESCRIPTION OF DANCING DESTROYER (SERIES DE MYSTIQUE ’17)

Summary Overview

•	Dancing Destroyer (formerly known as De Mystique ’17) is a 2017 Filly of Jimmy Creed (Sire) and De Mystique (Dam). Dancing Destroyer breeder and managing co-owner is Cardinal Hill Racing.
•	Dancing Destroyer was born on April 14, 2017.
•	As a two year old, Dancing Destroyer has a limited track record under which to assess its performance. Dancing Destroyer’s trainer is Norm Casse and its racing circuit is Kentucky. Dancing Destroyer has commenced racing.
•	Current horse value set at $65,000 with the Company acquiring a twenty-five percent (25%) stake in Dancing Destroyer acquired via a loan from the Manager.

Asset Description

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DESCRIPTION OF CARPE VINUM (MARTITA SANGRITA 17)

Summary Overview

•	Carpe Vinum (formerly known as Martita Sangrita 17) is a 2017 Filly of Carpe Diem (Sire) and Martita Sangrita (Dam).
•	Carpe Vinum was foaled on February 7, 2017.
•	As a two year old, Carpe Vinum has a limited track record under which to assess its performance. Carpe Vinum’s trainer is Phil D’Amato and its racing circuit is California. It is anticipated that Carpe Vinum will commence racing as early as September 2019.
•	Current horse value set at $200,000 with the Company acquiring a 60% stake in Carpe Vinum acquired via loan from the Manager.

Asset Description

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DESCRIPTION OF DADDY’S JOY

Summary Overview

•	Daddy’s Joy is a 2017 Filly of Daddy Long Legs (Sire) and Rockin Mandy (Dam).
•	Daddy’s Joy was foaled on March 20, 2017.
•	As a two year old, Daddy’s Joy has a limited track record under which to assess its performance. Daddy’s Joy’s trainer is Brad Cox and its racing circuit is Kentucky. It is anticipated that Daddy’s Joy will commence racing as early as September 2019.
•	Current horse value set at $80,000 with the Company acquiring a 60% stake in Daddy’s Joy acquired via loan from the Manager.

Asset Description

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VIDEOS

VALUATION

Current horse value:	$80,000
MRH stake:	60%/$48,000

OFFERING

Total Offering:	$108,000
Share price:	$180/share
Total Shares:	600

PER SHARE PRICE BREAKDOWN

Horse value:	$80
Acquisition Costs:	$30 covers acquisition expenses (trsnp, vet check) plus all expenses (training, insurance) thru 7/23/19
Prepaid Expenses:	$43 will be used starting 7/24/19
Management Fee:	27

FINANCIAL DETAILS

Ownership group fees and compensation:	No diligence or management fee to Racing Manager or Seller. Standard MRH fee of 15% of offering and 10% of gross revenue applies.
Insurance:	Mortality Insurance Included

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DESCRIPTION OF VERTICAL THREAT

Summary Overview

•	Vertical Threat is a 2017 Colt of Tapiture (Sire) and Viola Blew By (Dam).
•	Vertical Threat was foaled on March 8, 2017.
•	As a two year old, Vertical Threat has limited track record under which to assess its performance.
•	Current horse value set at $100,000 with the Company acquiring a 60% stake in Vertical Threat acquired via loan from the Manager.

Asset Description

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DESCRIPTION OF SHAKE IT UP BABY

Summary Overview

•	Shake it Up Baby is a 2017 Colt of Shakin It Up (Sire) and Brenda’s Slew (Dam).
•	Shake it Up Baby was foaled on March 28, 2017.
•	As a two year old, Shake it Up Baby has limited track record under which to assess its performance.
•	Current horse value set at $44,000 with the Company acquiring a 25% stake in Shake it Up Baby acquired via loan from the Manager.

Asset Description

SHAKE IT UP BABY

Availability: California Residents Only

$130
0.10% share lot

1

BUY

2 - Shakin It Up x Brenda's Slew

Managing Partner:
Kenwood Racing

Trainer:
Kelly Breen

Racing Circuit:
Monmouth Park

PROFILE

Foaled:	March 28, 2017
Breeder:	Equus Farm
Color/Sex:	Bay/Ridgling
Sire:	Shakin It Up
Dam:	Brenda's Slew
Dam Sire:	Straight Man
Location:	Mid-Atlantic
Auction:	$40,000 2019 OBS March

SCORES

PEDIGREE

RECORD

APPRAISALS

58

HORSE OVERVIEW

Venture to the Jersey Shore this summer with a value play. MyRacehorse and Kenwood Racing team up on a ridgling by Shakin It Up. In training with Belmont Stakes winning trainer Kelly Breen. Targeting an early summer debut.

Our friends and racing partners at Kenwood Racing purchased the Shakin It Up ridgling at the 2019 March Ocala Breeder's Sale of two-year-old's in training for a modest $40,000 after he breezed an eighth of a mile in 10.2 seconds. He galloped out a quarter mile in 21.2 seconds, and out three furlongs in 34.4 seconds with plenty left in the tank. He is gorgeous from a physical standpoint and looks to be the type that will be precocious early in his career.

When Kenwood asked if we were interested in coming in for 25 percent of the horse it was an easy decision for us. Our team thought his breeze was pretty underrated (note that some buyers are fixated only on the fastest workout times that are only .2 or .3 seconds faster; while we also factor in how efficiently the horse does it in). Secondly, we think this horse is a great value play for a number of factors. The sire Shakin It Up is a new stallion coming from a modest racing career and stud fee of $5,000. Shakin It Up is by Midnight Lute, the back to back Breeder's Cup Sprint champion of 2007 and 2008. Two-time Triple Crown winning trainer Bob Baffert actually trained both horses. Shakin It Up won 4 of 10 races including the Grade 1 Malibu Stakes at Santa Anita and earned over $664,000 in his career. He has one crop of racing age to hit the track and whose offspring include multiple stakes winner B.B. Dude and impressive winner Stirred on the West Coast. As a result of his modest racing background and early stallion career his offspring won't bring the high sales prices like proven stallions or those with high profile pedigrees. That doesn't mean his horses can't run! There's so much more that goes into that equation. The ridgling's mare Brenda's Slew also comes from an underrated female line. This horse's first three dams either are or have produced black type stakes performers. Brenda's Slew is the dam of three other foals of racing age including two black type runners including Notapradaprice and Kid Brock.

Kenwood Racing's Robb Levinsky said this about the horse "Worth noting that of all the horses we bought at OBS March, he is the most outstanding physical individual. That does NOT mean the others we bought are not as good overall and/or have less potential! It simply means in those cases we got other things for our money; more pedigree, faster work time, etc. To be very blunt, pedigree and/or fast work times are what 'sells', at the sale and to most of our co-owners too. Owning a share in a horse by a 'name' sire (or one who works really fast) is sexy, that's what people can understand. An 'outstanding physical individual' means a lot less to most people because they honestly can't tell much difference; aside from a flashy color, they all seem pretty much the same."

To top it off we believe that Monmouth Park will be one of the best tracks to run a horse after the legalization of sports wagering in 2018. Like racetracks of the early 2000s which saw substantial purse increases when racino's where introduced to the industry Monmouth and the horseman should see similar benefits here shortly.

Expected on track: Early Summer 2019

VETERINARY EXAM

Veterinary Professional:	Dr. Dowd
Date of exam:	May 8, 2019

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DESCRIPTION OF TIZAMAGICIAN

Summary Overview

•	Tizamagician is a 2017 Colt of Tiznow (Sire) and Magic Union (Dam).
•	Tizamagician was foaled on March 21, 2017.
•	As a two year old, Tizamagician has limited track record under which to assess its performance.
•	Current horse value set at $185,000 with the Company acquiring a 60% stake in Tizamagician acquired via loan from the Manager.

Asset Description

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DESCRIPTION OF POWER UP PAYNTER

Summary Overview

•	Power Up Paynter is a 2017 Colt of Paynter (Sire) and Chinchilla Lady (Dam).
•	Power Up Paynter was foaled on March 28, 2017.
•	As a two year old, Power Up Paynter has limited track record under which to assess its performance.
•	Current horse value set at $100,000 with the Company acquiring a 60% stake in Power Up Paynter acquired via loan from the Manager.

Asset Description

POWER UP PAYNTER

$190
0.10% share

1

BUY

Availability:

Paynter- Chinchilla Lady

2 - Paynter x Chinchilla Lady

Managing Partner:
Winning Move Stable

Trainer:
Linda Rice

Racing Circuit:
New York

PROFILE

Foaled:	March 28, 2017
Breeder:	James Everatt, Janeane Everatt & Arika Everatt-Meeuse, et al
Color/Sex:	Bay/Colt
Sire:	Paynter
Dam:	Chinchilla Lady
Dam Sire:	Mr. Greeley
Location:	New York
Auction:	$100,000 OBS June 2019

SCORES

PEDIGREE

RECORD

APPRAISALS

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DESCRIPTION OF ANNAHILATE (SERIES TWO TRAIL SIOUX 17)

Summary Overview

•	Annahilate (formerly known as Two Trail Sioux 17) is a 2017 Colt of Fast Anna (Sire) and Two Trail Sioux By (Dam).
•	Annahilate was foaled on March 3, 2017.
•	As a two year old, Annahilate has limited track record under which to assess its performance.
•	Current horse value set at $165,000 with the Company acquiring a 45% stake in Annahilate acquired via loan from the Manager.

Asset Description

TWO TRAIL SIOUX 17

$300
0.10% share
1
BUY

Availability:

Blood-Horse

2 - Fast Anna x Two Trail Sioux

Managing Partner:
Solis Litt

Trainer:

Racing Circuit:
SoCal

PROFILE

Foaled:	May 3, 2017
Breeder:	Litt Family Trust, Jason Litt, and SB Racing Corp
Color/Sex:	Bay/Colt
Sire:	Fast Anna
Dam:	Two Trail Sioux
Dam Sire:	Indian Charlie
Location:	SoCal
Auction:	OBS Spring 2019

SCORES

PEDIGREE

RECORD

APPRAISALS

71

HORSE OVERVIEW

MyRacehorse partners with Solis/Litt Bloodstock on highly regarded colt from freshman sire Fast Anna. Colt's half-brother Cafe Crown, a $300,000 two-year old in training purchase targeting a start in the Seiryu Stakes this weekend, a prep for the Japan Dirt Derby in July.

This colt was on our radar screen at the recent April Ocala Breeders Sale of two-year old's in training. He completed his quarter mile breeze in a very efficient 21.2 seconds while galloping out three furlongs in 33.4 seconds. We did all the due diligence on him that any serious bidder does on a horse before they go through the auction ring. However, there was one factor that we thought would preclude us from being able to buy this colt; his price tag! The consignor told us the reserve on the colt was north of $200,000 and that some significant buyers were taking a look at him. The beauty about auctions is that once and a while the market surprises you. We took a wait and see approach with the strategy of seeing where the hammer fell and if the reserve was not attained to aggressively pursue a deal privately with the colt's owner. We suspect a number of factor's contributed to the colt not obtaining his reserve. First, he is by a freshman sire Fast Anna who is extremely well breed (Medaglia d'Oro – Dreaming of Anna) but as all freshman sires are, is relatively unknown in the quality of runners he can produce (Fast Anna's second starter Anna's Fast was the buzz of Keeneland the week of the Ocala Sale after she dominated a maiden special weight by 5.5 furlongs). Secondly, while the colt has all the right pieces, he is a May foal that needs a few months after the sale to mature and grow into his frame before realizing his true potential. While it's easy for us to be patient and project into the future of what you could be getting, many in the industry are looking for the entire package to be complete when they sign the ticket at auction. For us we believe horses like this represent a great value proposition and we're extremely happy to add him to the roster.

You know who else is excited to be involved in the ownership of the horse? The colt's original owners Alex Solis and Jason Litt of Solis/Litt Bloodstock. The decision to enter him in the sale and set the reserve where they did was a tough one. They hold the colt in extremely high regard. When we called Alex after the sale to negotiate a deal, he told us two things: 1) that he had received calls from some prominent connections wanting to buy the horse and 2) that in order for any deal to happen that Solis/Litt Bloodstock would have to stay in as owners in the horse. How's that for confidence in the horse?! No better endorsement than that. We negotiated a valuation of $165,000 on the horse with MyRacehorse owning 60%, Solis/Litt Bloodstock 30%, and Double L Racing 10%. For those who don't know about Solis/Litt Bloodstock they are a prominent bloodstock agency and are widely respected in the industry. They have owned or been a part of the teams of champions such as Shared Belief, Mizdirection, and the 2019 Kentucky Derby winner Country House.

Fast Anna was a fast sprinter (pun intended) who won three races in his brief career, most notably just missing in the 2014 Grade 1 King's Bishop Stakes at Saratoga. He now stands at Three Chimney's Farm for $7,500. His pedigree is stacked. He is by leading sire Medaglia d'Oro (standing at Darley for a $200,000 stud fee) who has also sired champions such as 2009 Kentucky Oaks and Preakness winner Rachel Alexandra, Breeder's Cup champions Songbird and Talismanic, 2011 Kentucky Oaks winner Plum Pretty, and Bolt d'Oro. Fast Anna's dam Dreaming of Anna was a winner of 10 races including the 2006 Breeder's Cup Juvenile Fillies collecting over $2 million in career earnings in the process. She also showed versatility in switching to the grass when winning the Virginia Oaks.

This colt also comes from an impressive female line. His dam Two Trail Sioux was an earner of over $664,000 including a win in the Grade 2 Fleur de Lis Handicap at Churchill Downs and second place finishes in the prestigious Delaware Handicap and Personal Ensign Stakes at Saratoga. In addition, she's also a fantastic broodmare. She's the dam of 8 other registered foals, six of them winners, including black type earner Cheyenne Pass and the aforementioned Cafe Crown, a three-year-old colt who is expected to contest the Seiryu Stakes this weekend, a prep for the Japan Dirt Derby in July.

The colt is currently getting some down time after the sales process and will then begin to train in Ocala before shipping off to Southern California. Alex and Jason like to see how a horse responds to the initial training process before placing them in a specific trainer's program. Accordingly, this colt's trainer will be determined at a later date.

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DESCRIPTION OF WAYNE O

Summary Overview

•	Wayne O is a 2017 Colt of Into Mischief (Sire) and Silky Serenade (Dam).
•	Wayne O was foaled on February 28, 2017.
•	As a two year old, Wayne O has limited track record under which to assess its performance.
•	Current horse value set at $750,000 with the Company acquiring a 60% stake in Wayne O acquired via loan from the Manager.

Asset Description

WAYNE O

Availability:

2 - Into Mischief x Silky Serenade

Managing Partner:
Spendthrift Farm

Trainer:
Steven Asmussen

Racing Circuit:
Saratoga

PROFILE

Foaled:	Feb 28, 2017
Breeder:	Stonestreet Thoroughbred
Color/Sex:	Bay/Colt
Sire:	Into Mischief
Dam:	Silky Serenade
Dam Sire:	Unbridled's Song
Location:	Saratoga
Auction:	2018 Fasig-Tipton Saratoga Select Sale for $750,000

SCORES

PEDIGREE

RECORD

APPRAISALS

75

HORSE OVERVIEW

$6 Million Bonus! First of a kind "Future Stallion Challenge" sponsored by Spendthrift Farm and MyRacehorse. Into Mischief Colt is a half sibling to top three-year old filly Restless Rider.

Bonus immediately paid to shareholders if horse wins a Grade 1 Stakes.

Meet Wayne O, a two-year old colt by world leading stallion Into Mischief. The Spendthrift Farm team purchased him out of the 2018 Fasig-Tipton Saratoga Select Sale for $750,000 last August. This big, striking, athletic looking colt checked all of the boxes physically and mentally that would lead you to believe he's got what it takes to compete on the biggest stage. Oh and did we mention he's a half sibling to top three year old filly and Grade 1 winner Restless Rider? Everyone who has been involved with this colt believes he is the real deal! Wayne O has been working steadily towards his debut at Saratoga this summer with ten timed workouts under his belt for Hall of Fame trainer Steve Asmussen.

About the Bonus

A $6 million bonus will immediately be paid out to shareholders if Wayne O becomes a Grade I winner. The bonus is designed as a special incentive for shareholders to receive an early portion of the projected residual value (stallion deal) in the horse if he were to become a stallion. For example, if the horse won a Grade 1 and at the end of his career was sold to a stallion farm for a valuation of $10 million, the previously paid bonus would be deducted from the final price with the balance paid to shareholders.

Breeding Insights

Wayne O's sire, Into Mischief, stands at Spendthrift Farm for a stud fee of $150,000 and is one of the most in demand stallions in the world today. Into Mischief is a half-brother to champions Beholder and Mendelsshon. He was one of the first stallions to handsomely reward breeders under the "Share the Upside" program. Starting out for a modest stud of fee $12,500 he quickly established himself as a prominent stallion when his son Goldenscents took back to back editions of the Breeders Cup Dirt Mile and is now himself becoming a very nice stallion. Into Mischief's other prominent runners include 2018 Florida Derby winner Audible and Grade 1 winners Practical Joke and Mia Mischief.

Looking to the bottom half of the pedigree, Wayne O's dam Silky Serenade, is a half-sister to multiple graded stakes winner Private Vow, and is by the late and brilliant stallion Unbridled's Song. Unbridled's Song, the 1996 Kentucky Derby favorite, was a winner of over $1.3 million on the race track including victories in the Breeder's Cup Juvenile, Florida Derby, and Wood Memorial. As a sire his offspring included the likes of Breeder's Cup champions Arrogate, Forever Unbridled, Liam's Map and Midshipman. As previously alluded Silky Serenade has produced some very productive offspring herself, most notably Grade 1 winner Restless Rider who has earned $892,660 to date. Restless Rider has finished in the top two placings in seven of her eight lifetime starts, five of those being in Grade 1's or Grade 2's. Silky Serenade also foaled Canada, a seven-time winner who has earned over $101,154. Quite an impressive produce record from just her first three foals!

The Trainer

Wayne O is trained by Hall of Fame trainer Steve Asmussen. It just happens that he also trained Wayne O's dam, Silky Serenade. How's that for knowing family tendencies! Asmussen is no stranger to the big stage, his horses have won over 8,450 races and earned over $310 million in purse money. Steve has won three Triple Crown races and six Breeder's Cup races. Asmussen has captured both the Preakness and Belmont but has fallen just short of the Kentucky Derby twice. Who knows, maybe Wayne O will be his first Kentucky Derby winner!

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OFFERING

Total Offering:	$570,000
Share price:	$95/share
Total Shares:	6000

PER SHARE PRICE BREAKDOWN

Horse value:	$75
Acquisition Costs:	$1
Prepaid Expenses:	$5 gets used starting 7/15/19
Management Fee:	$14

FINANCIAL DETAILS

Ownership group fees and compensation:	No diligence or management fees to Racing Manager or Seller. Standard MRH fee of 15% of offering and 10% of gross revenue applies.
Insurance:	Mortality Insurance Included

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DESCRIPTION OF BIG MEL

Summary Overview

•	Big Mel is a 2017 Colt of Quality Road (Sire) and Emma Darling (Dam).
•	Big Mel was foaled on February 21, 2017.
•	As a two year old, Big Mel has a limited track record under which to assess its performance.
•	Current horse value set at $890,000 with the Company acquiring a 51% stake in Big Mel acquired via loan from the Manager.

Asset Description

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DESCRIPTION OF AMANDREA

Summary Overview

•	Amandrea is a 2016 Filly of Paynter (Sire) and Courageous Julie (Dam).
•	Amandrea was foaled on April 13, 2016.
•	Amandrea has a proven track record of being able to compete in stakes races, although it is difficult to use historic racing success as a proxy for future earnings.
•	Current horse value set at $125,000 with the Company acquiring a 55% stake in Amandrea acquired via loan from the Manager.

Asset Description

AMANDREA

Availability: Worldwide

$295
0.10% share

1

BUY

6

3 - Paynter x Courageous Julie

Co-Owner:
Zayat Stables

Trainer:
Steven Asmussen

Racing Circuit:
Kentucky

PROFILE

Foaled:	Apr 13, 2016
Breeder:	Zayat Stables LLC
Color/Sex:	DK B/Br/Filly
Sire:	Paynter
Dam:	Courageous Julie
Dam Sire:	Pioneerof The Nile
Location:	Kentucky
Auction:	KEEAPR 2019 $125,000

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

MyRacehorse partners with Triple Crown winning owner Zayat Stables on stakes placed three-year-old filly Amandrea. Moving to Hall of Fame trainer Steve Asmussen.

We are excited to partner with Zayat Stables, the owners of American Pharoah who broke the 37-year Triple Crown drought. Zayat Stables have been prominent owners for many years, also owning the likes of Pioneerof the Nile, Bodemeister, Paynter, Nehro, Zensational, Justin Phillip, and many more. Their stable flat out produces high quality runners! They also campaign the impressive maiden winner and Grade 1 stakes placed two-year old Gozilla.

Amandrea is a stakes placed three-year old filly who recently ran two resilient and valiant races in a short period of time (The $300,000 Grade 2 Lake Placid at Saratoga and the $200,000 Indiana Grand Stakes). In the Grade 2 Lake Placid at Saratoga Amandrea took on graded stakes company for the first time and showed her grit finishing fourth beaten less than a length for it all. She followed that performance up with a second-place performance in the Indiana Grand Stakes on September 4th. She is experienced and well-travelled having competed in Florida, Indiana, Kentucky, Louisiana, and New York. Everywhere she goes she lays it down for you. She has finished in the money in seven of her ten starts banking $147,217. The plan is to run her fresh in the Grade 3 Valley View Stakes at Keeneland in mid-October and target more graded stakes throughout her career. A win at the graded stakes level would increase her value as a broodmare prospect and would rise with additional stakes wins at higher levels.

Trainer

Amandrea will now be trained by Hall of Famer Steve Asmussen at Churchill Downs. Asmussen has had tremendous success with some of the top fillies and mares in racing history including Kentucky Oaks champions Untapable and Rachel Alexandra and the likes of Midnight Bisou and My Miss Aurelia. Steve has also trained many talented colts including champions like Curlin, Gun Runner, Creator, and Tapizar. Steve is a big supporter of the MyRacehorse program and we are confident this filly will be in great hands and grow under Steve's care.

Breeding Insights

Amandrea's sire, Paynter, is as tough as they come. Talented enough to contest the Belmont Stakes just four months after his debut, he led every step of the way before Union Rags caught him in the final strides. He followed that performance up with a dominate win in the Grade I Haskell Invitational at Monmouth Park. Unfortunately, afterwards he suffered cases of colitis and laminitis which threatened his life. The fighter and true champion that Paynter was, he battled through and made a miraculous comeback to racing the following year. He retired to stud with over $1 million in career earnings and now stands at Winstar Farm in Kentucky for a stud fee of $12,500. Still relatively new in his stallion career he has sired the likes of Grade I winner Knicks Go and stakes winners Nanoosh and Diamond Dust.

Amandrea is the first foal out of the four-time winning mare Courageous Julie. Courageous Julie is by the late great sire Pioneerof the Nile out of a Tiznow mare. Courageous Julie made 18 starts throughout her career earning $179,466. She had quite the 3-year-old season taking down three allowances races in a four-month span. Amandrea's pedigree is loaded with versatility and tactical speed which shows in her running style.

Expected on track: Active

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DESCRIPTION OF KEERTANA 18

Summary Overview

•	Keertana 18 is a 2018 Filly of American Pharoah (Sire) and Keertana (Dam).
•	Keertana 18 was foaled on February 12, 2018.
•	As a one year old, Keertana 18 has a limited track record under which to assess its performance.
•	Current horse value set at $715,000 with the Company acquiring a 51% stake in Keertana 18 acquired via loan from the Manager.

Asset Description

KEERTANA 18

Availability: Worldwide

$100
0.01% share
1
BUY

1 - American Pharoah x Keertana

Co-Owner:
Spendthrift Farm

Trainer:

Racing Circuit:
TBD

PROFILE

Foaled:	February 12, 2018
Breeder:	Pursuit of Success LLC
Color/Sex:	Bay/Filly
Sire:	American Pharoah
Dam:	Keertana
Dam Sire:	Johar
Location:	Kentucky
Auction:	

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

A Triple Crown Winner, A Breeder's Cup Winner, A Horse of a Lifetime... and now a Filly for Everyone!

MyRacehorse and Spendthrift Farm team up on a classy filly by American Pharoah; the 2019 #1 Leading First-Crop Sire. Future broodmare bonus in play! Double your money until purchase price is recovered.

What else can you say about this filly other than "pure class" and we want every racing fan out there to have the opportunity to own a piece of her. MyRacehorse and Spendthrift Farm purchased hip 473, a bay filly by Triple Crown Winner American Pharoah for $675,000 from the 2019 Keeneland September Yearling Sale. Physically she has everything you look for in buying a yearling: intelligence, good scope and size, good mover, great conformation, and of course good looking! Pedigree wise she's by a stallion whose offspring are in the hottest demand including a record setting $8.2 million yearling filly this year. American Pharoah flat out throws gorgeous horses that early on have proven to be runners. On the bottom side this filly is out of a Grade 3 winning mare who earned over a million on the track and in her young broodmare career already has produced the Grade 3 winner Ticonderoga.

Earlier this year MyRacehorse and Spendthrift launched a future stallion bonus. We only thought it'd be appropriate to do the same when the right filly came along. Introducing the Future Broodmare Bonus. If this filly were to win any Graded Stakes in America bonuses would be paid out up to a total of $500,000 (one per grade level). If the filly wins a Grade 1 a $500,000 bonus would be paid, Grade 2- $250,000 bonus, and Grade 3- $100,000 bonus. Additionally, all purse monies earned (including Spendthrift's 49 percent) will initially go to MyRacehorse investors until they have recovered the initial purchase price of horse (excluding training expenses and fees). Note that these would pre-payments for the expected residual value of this filly if she were to achieve these racing statuses. When she is retired from racing and either sold as a broodmare at auction or privately purchased bonuses and Spendthrift's purse monies would be deducted from the final sales price.

Breeding Insights

One of the most impressive racehorses of all time. A winner of nine races and earner of nearly $9,000,000.

A champion juvenile. The horse who ended a 37-year Triple Crown drought. The only horse to capture racing's grand slam (Triple Crown and Breeder's Cup Classic). The 2015 Horse of the Year and champion three-year-old. A favorite among racing fans. What else can you say? American Pharoah was immensely special on so many levels and to so many people.

We've had to wait four years to see how the next chapter of American Pharoah's legacy would be written. As a stallion he has not lost his spot at the top of the racing universe. He's currently ranked the 2019 #1 Leading First-Crop Sire. His offspring not only lead in total winners at 12 but also in earnings of nearly $1,000,000. American Pharoah is showing the ability to sire precocious horses that have affinity for both the dirt and turf. Additionally, in the sales ring his offspring have brought a yearling average of $463,575 which is by far the most from the freshman sire group.

The fillies dam, Keertana was quite the runner herself earning over $1,000,000 throughout her career. She flourished once she hit the turf course winning 10 of her 25 career races. Her five graded stakes wins included the: Grade III Regret, Grey Goose Bewitch and Glens Falls. Her biggest performance may not have been a win but came on the biggest day of the year in the 2010 Breeders Cup Filly and Mare Turf. Just like her sire Johar, a Breeder's Cup Turf winner, Keertana came storming home from the back of the pack to just miss the victory running third beaten less than a length. As a broodmare Keertana has had the highest of endorsements by being bred to the likes of Tapit, Kitten's Joy, War Front, and American Pharoah early on in her broodmare career.

The filly will reside at Spendthrift Farm in Kentucky until being sent off to Ocala, Florida in late November. She will then begin receiving her initial training before a racing circuit and trainer is decided.

Expected on track: 2020

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DESCRIPTION OF SUNNY 18

Summary Overview

•	Sunny 18 is a 2018 Colt of Tapit (Sire) and Sunny (Dam).
•	Sunny 18 was foaled on April 30, 2018.
•	As a one year old, Sunny 18 has a limited track record under which to assess its performance.
•	Current horse value set at $403,000 with the Company acquiring a 51% stake in Sunny 18 acquired via loan from the Manager.

Asset Description

SUNNY 18

Availability: Worldwide

$65
0.01% share
1
BUY

1 - Tapit x Sunny

Co-Owner:
Spendthrift Farm

Trainer:

Racing Circuit:

PROFILE

Foaled:	Apr 30, 2018
Breeder:	Pat Pavlish
Color/Sex:	Chestnut/Colt
Sire:	Tapit
Dam:	Sunny
Dam Sire:	Dixieland Band
Location:	Kentucky
Auction:	

SCORES

PEDIGREE

RECORD

APPRAISALS

91

HORSE OVERVIEW

A colt from one of the world's most dominant sires, a true stallion of stallions, Tapit. Will this $400,000 yearling purchase be the next? $6 million bonus to be paid out if colt wins a Grade I in the United States.

MyRacehorse and Spendthrift Farm are at it again! This strapping chestnut colt by classic sire Tapit was purchased for $400,000 from this August's Fasig-Tipton Saratoga Sale. The colt's pedigree is stacked with generational shaping influence from top to bottom (not easy to come by). Physically he is big bodied with a nice long, fluid stride, and attitude to boot. The colt currently resides at Spendthrift Farm and will be sent off to Ocala, Florida in late November. He will then begin receiving his initial training before a racing circuit and trainer is decided.

Breeding Insights

Tapit has now been one of the world's top stallions for over a decade. His success in the breeding shed will shape generations of future runners. He is the sire of 25 Grade 1 winners, on both turf and dirt, including Belmont Stakes winners Tonalist, Creator, and Tapwrit. His offspring also include Kentucky Oaks and Breeder's Cup Distaff winner Untapable, Metropolitan Mile winner Frosted, Breeder's Cup winners Hansen and Stardom Bound, Unique Bella, Cupid, and Time in Motion. Tapit leads all North American sires by offspring earnings and yearling gross sales over the past five years. In 2019 alone he's continued to flash his brilliance with 23 black-type winners and 11 graded stakes winners, leading all North American sires. He currently stands for a stud fee of $225,000 at Gainesway Farm.

As if that wasn't enough this colts dam, Sunny, hails from the sire line of one of the most influential sires of all time, Northern Dancer. Northern Dancer, the 1964 Kentucky Derby and Preakness winner once commanded a stud fee of $1 million! Sunny is by Dixieland Band, whose most prominent mark on the breed was arguably as a broodmare sire. Dixieland Band was a top ten leading North American broodmare sire for over eight years and two of his daughters have produced Kentucky Derby winners (Monarchos and Street Sense). Sunny has produced 7 foals, 5 starters, and 4 winners (two black-type). Her progeny have earned a total of $807,969 on the track. Her most accomplished offspring to date, Get Jets, a colt by Scat Daddy (sire of Triple Crown winner Justify), was purchased for $300,000 as a two-year old at the Ocala Breeder's Sales. Get Jets earned over $500,000 including three stakes wins. The cross of Tapit with Dixieland Band mares has been extremely successful from 11 foals: 10 starters (91%), 9 winners (82%), and 3 black-type winners (27%) with earnings of $2,688,504.

About the Bonus

A $6 million bonus will immediately be paid out to shareholders if this colt becomes a Grade I winner in the United States. The bonus is designed as a special incentive for shareholders to receive an early portion of the projected residual value (stallion deal) in the horse if he were to become a stallion. For example, if the horse won a Grade I and at the end of his career was sold to a stallion farm for a valuation of $10 million, the previously paid bonus would be deducted from the final price with the balance paid to shareholders.

The bonus will be paid out 51 percent to MyRacehorse investors and 49 percent to Spendthrift Farm.

Expected on track: 2020

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NOTICES

All investors using the Site must acknowledge and accept the high risks associated with investing in the Securities. These risks include holding your investment for periods of months or years with limited or no ability to resell and losing your entire investment; you must have the ability to bear a total loss of your investment without a change in your lifestyle. The Site may contain forward looking statements which are not guaranteed. Potential investors should read all of the investment documents that are provided to them. MyRacehorse is not an investment advisor, broker-dealer or crowdfunding portal and does not engage in any activities requiring any such registration. All investors should make their own determination of whether or not to make any investment, based on their own evaluation and analysis. The Securities are being offered and sold only in jurisdictions where such offers and sales are permitted; it is solely your responsibility to comply with the laws and regulations of your jurisdiction of residence. You are strongly advised to consult your legal, tax and financial advisors before investing.

With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A exemption from the registration requirements of the Securities Act, including opportunities to reserve Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited thereby, and if sent in response, will not be accepted, (ii) no sales will be made or commitments to purchase accepted until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission, (iii) any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) an indication of interest is non-binding and involves no obligation or commitment of any kind.

Past performance may not be indicative of future results. Different MyRacehorse investments involve varying deal terms and degrees of risk, and may lose value. Therefore, it should not be assumed that future performance of any specific investment will correlate with historical results.

Multiple offerings of Securities may be conducted on this Site. Prior to any investment in any Securities, you should review a copy of the current offering circular relating to those Securities included in the corresponding offering statement filed with the U.S. Securities and Exchange Commission, by visiting the following url: My Racehorse CA LLC CIK#: 000174448

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DESCRIPTION OF LAZY DAISY

Summary Overview

•	Lazy Daisy is a 2017 Filly of Paynter (Sire) and Romantic Intention (Dam).
•	Lazy Daisy was foaled on April 21, 2017.
•	Lazy Daisy has a proven track record of being able to compete in stakes races, although it is difficult to use historic racing success as a proxy for future earnings.
•	Current horse value set at $900,000 with the Company acquiring a 12.5% stake in Lazy Daisy acquired via loan from the Manager.

Asset Description

LAZY DAISY

Availability: Worldwide

$115 ▲ 1 ▼ **BUY**

0.01% share

2 - Paynter x Romantic Intention

Co-Owner:
ERJ Racing

Trainer:
Doug O'Neill

Racing Circuit:
So Cal

PROFILE

Foaled:	April 21, 2017
Breeder:	John Elder & Paynter Syndicate
Color/Sex:	B/Filly
Sire:	Paynter
Dam:	Romantic Intention
Dam Sire:	Suave
Location:	So Cal
Auction:	OBSAPR 2019 $39,000

SCORES

PEDIGREE

RECORD

APPRAISALS

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of racehorses, with loans from officers of the Manager, and developing the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a particular racehorse (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse creates such as if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold at auction.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of series interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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Operating Results for the six-month period ended June 30, 2019 vs. 2018

As of June 30, 2019, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

	Interests Offered	Interests Sold	Interests Remaining	Asset Cost/ Interest	Operating Expense Reserve/ Interest	Due Diligence Fee/Interest	Owed to Series	Owed to Experiential	Paid to Experiential	Price Per Interest	$ Sold	$ Offered	$ Remaining
Name of Horse	(1)	(1)	(1)	(2)	(2)	(2)	(3)	(4)	(5)	(6)	(7)	(7)	(7)
Amers	75	55	20	$82.00	$37.00	$21.00	$2,035.00	$1,640.00	$1,155.00	$140.00	$7,700.00	$10,500.00	$2,800.00

Annihilate	450	0	0	$165.00	$90.00	$45.00	$0.00	$0.00	$0.00	$300.00	$0.00	$135,000.00	$135,000.00

Bella Chica	100	30	70	$250.00	$66.00	$64.00	$1,980.00	$17,500.00	$1,920.00	$380.00	$11,400.00	$38,000.00	$26,600.00

Bullion	25	25	0	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00

Cairo Kiss	80	80	0	$347.50	$124.25	$83.25	$9,940.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00

Carpe Vinum	600	24	576	$200.00	$72.00	$48.00	$1,728.00	$115,200.00	$1,152.00	$320.00	$7,680.00	$192,000.00	$184,320.00

Daddy’s Joy	600	0	600	$80.00	$73.00	$27.00	$0.00	$48,000.00	$0.00	$180.00	$0.00	$108,000.00	$108,000.00

Dancing Destroyer	250	73	177	$72.00	$47.00	$21.00	$3,431.00	$12,744.00	$1,533.00	$140.00	$10,220.00	$35,000.00	$24,780.00

Kiana’s Love	200	200	0	$55.00	$47.00	$18.00	$9,400.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00

Kichiro	200	129	71	$81.00	$29.00	$20.00	$3,741.00	$5,751.00	$2,580.00	$130.00	$16,770.00	$26,000.00	$9,230.00

Madarnas	50	28	22	$204.00	$93.00	$53.00	$2,604.00	$4,488.00	$1,484.00	$350.00	$9,800.00	$17,500.00	$7,700.00

Major Implications	20	20	0	$128.00	$67.00	$35.00	$1,340.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00

Miss Puzzle	125	107	18	$112.00	$100.00	$38.00	$10,700.00	$2,016.00	$4,066.00	$250.00	$26,750.00	$31,250.00	$4,500.00

Moonless Sky	200	200	0	$60.00	$33.50	$16.50	$6,700.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00

Night of Idiots	80	63	17	$112.00	$100.00	$38.00	$6,300.00	$1,904.00	$2,394.00	$250.00	$15,750.00	$20,000.00	$4,250.00

Nileist	45	45	0	$260.00	$190.00	$80.00	$8,550.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00

Noble of Goddess	300	300	0	$62.00	$31.00	$17.00	$9,300.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00

Ocean Magic 18	510	0	510	$31.00	$71.00	$18.00	$0.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00

Power Up Paynter	600	0	0	$100.00	$61.00	$29.00	$0.00	$0.00	$0.00	$190.00	$0.00	$114,000.00	$114,000.00

Sauce on Side	125	125	0	$130.00	$74.00	$36.00	$9,250.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00

Shake It Up Baby	250	0	250	$44.00	$66.50	$19.50	$0.00	$11,000.00	$0.00	$130.00	$0.00	$32,500.00	$32,500.00

Sigesmund	200	61	139	$50.00	$35.00	$15.00	$2,135.00	$6,950.00	$915.00	$100.00	$6,100.00	$20,000.00	$13,900.00

Soul Beam	65	62	3	$355.00	$163.50	$91.50	$10,137.00	$1,065.00	$5,673.00	$610.00	$37,820.00	$39,650.00	$1,830.00

Squared Straight	150	150	0	$153.00	$76.00	$41.00	$11,400.00	$0.00	$6,150.00	$270.00	$40,500.00	$40,500.00	$0.00

Street Band	50	50	0	$918.00	$127.00	$185.00	$6,350.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00

100

Swiss Minister	50	50	0	$150.00	$88.00	$42.00	$4,400.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00

Takeo Squared	100	100	0	$153.00	$76.00	$41.00	$7,600.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00

Tavasco Road	80	72	8	$128.00	$67.00	$35.00	$4,824.00	$1,024.00	$2,520.00	$230.00	$16,560.00	$18,400.00	$1,840.00

Tizamagician	600	262	338	$185.00	$87.00	$48.00	$22,794.00	$62,530.00	$12,576.00	$320.00	$83,840.00	$192,000.00	$108,160.00

Two Trial Sioux 17K	1	0	0	$24,750.00	$3,617.00	$1,493.00	$0.00	$0.00	$0.00	$29,860.00	$0.00	$29,860.00	$29,860.00

Utalknboutpractice	100	96	4	$165.00	$90.00	$45.00	$8,640.00	$660.00	$4,320.00	$300.00	$28,800.00	$30,000.00	$1,200.00

Vertical Threat	600	66	534	$100.00	$78.50	$31.50	$5,181.00	$53,400.00	$2,079.00	$210.00	$13,860.00	$126,000.00	$112,140.00

Zestful	100	77	23	$194.00	$78.00	$48.00	$6,006.00	$4,462.00	$3,696.00	$320.00	$24,640.00	$32,000.00	$7,360.00

Totals	6981	2550	3380	$–	$–	$–	$176,466.00	$366,144.00	$102,873.00	$–	$654,290.00	$1,645,460.00	$991,170.00

 _____________________

(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.

(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.

(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”

(4)	Denotes the amount owed the Manager for any loans extend on behalf of a series.

(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.

(6)	Price per membership interest of each series.

(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

101

Revenues

Revenues are generated at the Series level. During the six-month periods ended June 30, 2019, and June 30, 2018, Series of the Company have generated $43,196 and $0 in revenues, respectively. The increase in revenue is attributed to Underlying Assets winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement) have begun racing, and thus, may begin to generate revenue.

During the six-month periods ended June 30, 2019, and June 30, 2018, the Company incurred costs of revenue – horse expenses of $162,532 and $3,513, respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

Revenues				Cost of Revenues
Series-Series Name	Underlying Asset (Horse Name)	30-Jun-19	30-Jun-18	30-Jun-19	30-Jun-18
Series Amers	Amers	$594	–	$(1,614)	–
Series Two Trail Sioux 17	Annihilate	–	–	$(1,699)	–
Series Bella Chica	Bella Chica	–	–	$(8,400)	–
Series Bullion	Bullion	–	–	–	–
Series Cairo Kiss	Cairo Kiss	$920	–	$(8,017)	$(30)
Series Martita Sangrita 17	Carpe Vinum	–	–	$(10,139)	–
Series Daddy’s Joy	Daddy’s Joy	–	–	$(8,581)	–
Series De Mystique ‘17	Dancing Destroyer	–	–	$(4,169)	–
Series Kiana’s Love	Kiana’s Love	$7,870	–	$(6,886)	–
(Series Kichiro	Kichiro	–	–	$(2,075)	–
Series Madarnas	Madarnas	–	–	–	–
Series Major Implications	Major Implications	$2,714	–	$(1,197)	–
Series Miss Puzzle	Miss Puzzle	–	–	–	–
Series Moonless Sky	Moonless Sky	$1,115	–	$(4,691)	–
Series Night of Idiots	Night of Idiots	–	–	$(6,582)	–
Series Nileist	Nileist	$1,248	–	$(13,325)	–
Series Noble of Goddess	Noble of Goddess	$339	–	$(9,478)	–
Series Ocean Magic 18	Ocean Magic 18	–	–	$(3,857)	–
Series Power Up Paynter	Power Up Paynter	–	–	$(2,681)	–
Series Sauce on Side	Sauce on Side	$6,023	–	$(8,654)	–
Series Shake It Up Baby	Shake It Up Baby	–	–	$(4,146)	–
Series Sigesmund	Sigesmund	–	–	$(3,909)	$(2,962)
Series Soul Beam	Soul Beam	$8,138	–	$(18,011)	$(120)
Series Squared Straight	Squared Straight	–	–	$(4,033)	–
Series Street Band	Street Band	$625	–	$(4,097)	–
Series Swiss Minister	Swiss Minister	$2,639	–	$(4,224)	$(365)
Series Takeo Squared	Takeo Squared	$4,684	–	$(1,558)	$(37)
Series Tavasco Road	Tavasco Road	$1,695	–	$(3,574)	–
Series Tizamagician	Tizamagician	–	–	$(2,563)	–
Series Two Trial Sioux 17K	Two Trial Sioux 17K	–	–	$(566)	–
Series Utalknboutpractice	Utalknboutpractice	–	–	$(3,601)	–
Series Vertical Threat	Vertical Threat	–	–	$(8,573)	–
Series Zestful	Zestful	$4,591	–	$(1,630)	–
Total:		$43,196	$0	$(162,532)	$(3,513)

102

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company only recently commenced its planned principal operations in 2018. During the six-month periods ended June 30, 2019, and June 30, 2018, the Company incurred $197,624 and $2,890, respectively, an increase of $194,734, related to general and administrative fees, management charges, depreciation, and loss on horse retirement. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the six-month periods ended June 30, 2019, and June 30, 2018, are as follows:

Total Operating Expense
	June 30, 2019	June 30, 2018	Difference
General and Administrative	$30,682	$525	$30,157
Management Charges	$45,623	–	$45,623
Depreciation	$70,442	$2,365	$68,077
Loss on Horse Retirement	$50,877	–	$50,877
Total:	$197,624	$2,890	$194,734

During the six-month periods ended June 30, 2019, and June 30, 2018, at the close of the respective offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

Operating Expenses
Series-Series Name	Underlying Asset (Horse Name)	June 30, 2019	June 30, 2018
Series Amers	Amers	$(1,000)	–
Series Two Trail Sioux 17	Annihilate	$(7,230)	–
Series Bella Chica	Bella Chica	$(8,687)	–
Series Bullion	Bullion	$(1,250)	$(334)
Series Cairo Kiss	Cairo Kiss	$(4,633)	$(1,545)
Series Carpe Vinum	Carpe Vinum	$(9,419)	–
Series Daddy’s Joy	Daddy’s Joy	$(4,167)	–
Series Dancing Destroyer	Dancing Destroyer	$(4,661)	–
Series Kiana’s Love	Kiana’s Love	$(7,520)	–
Series Kichiro	Kichiro	$(4,821)	–
Series Madarnas	Madarnas	–	–
Series Major Implications	Major Implications	$(2,361)	–
Series Miss Puzzle	Miss Puzzle	$(8,248)	–
Series Moonless Sky	Moonless Sky	$(2,750)	–
Series Night of Idiots	Night of Idiots	$(1,959)	–
Series Nileist	Nileist	$(4,263)	–
Series Noble of Goddess	Noble of Goddess	$(5,689)	–
Series Ocean Magic 18	Ocean Magic 18	$(3,902)	–
Series Power Up Paynter	Power Up Paynter	$(1,500)	–
Series Sauce on Side	Sauce on Side	$(13,584)	–
Series Shake It Up Baby	Shake It Up Baby	$(2,250)	–
Series Sigesmund	Sigesmund	$(1,792)	$(278)
Series Soul Beam	Soul Beam	$(3,846)	–
Series Squared Straight	Squared Straight	$(3,750)	–
Series Street Band	Street Band	$(11,420)	–
Series Swiss Minister	Swiss Minister	$(2,340)	$(208)
Series Takeo Squared	Takeo Squared	$(12,917)	–
Series Tavasco Road	Tavasco Road	$(9,533)	–
Series Tizamagician	Tizamagician	$(20,829)	–
Series Two Trial Sioux 17K	Two Trial Sioux 17K	$(1,750)	–
Series Utalknboutpractice	Utalknboutpractice	$(4,650)	–
Series Vertical Threat	Vertical Threat	$(6,913)	–
Series Zestful	Zestful	$(17,465)	–
Costs Related to Company		$(525)	$(525)
Total:		$(197,624)	$(2,890)

103

As a result, the Company’s aggregate net loss across all series for the six-month periods ended June 30, 2019, and June 30, 2018 was $317,145 and $6,403, respectively.

Series Power Up Paynter was not created until after June 30, 2019.

Series Two Trail Sioux 17 was not created until after June 30, 2019.

Series Wayne O was not created until after June 30, 2019.

Series Big Mel was not created until after June 30, 2019.

Series Amandrea was not created until after June 30, 2019.

Series Keertana 18 was not created until after June 30, 2019.

Series Sunny 18 was not created until after June 30, 2019.

Series Lazy Daisy was not created until after June 30, 2019.

Liquidity and Capital Resources

Horse Reserve Funds

During the six-month periods ended June 30, 2019, and June 30, 2018, the Company has $216,247 and $47,407, in reserve funds held by the Manager for each series of an Underlying Asset. Since inception, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under an intrastate permit, Regulation D offering, and the Offering Statement as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain horse assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one horse asset through a loan from a strategic vendor partner.

104

As of June 30, 2019, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series-Series Name	Underlying Asset (Horse Name)	Horse Reserve Account Owned to/(by) Series	(Horse Acquisition Loans Owed to Manager)	Net Amount Owed to/(by) Series	Horse Reserves to Last Through
Series Amers	Amers	$(517)	$(2,380)	$(2,897)	12/31/19
Series Two Trail Sioux 17	Annihilate	31,079	(110,700)	(79,621)	12/31/19
Series Bella Chica	Bella Chica	(4,400)	(22,120)	(26,520)	12/31/19
Series Bullion	Bullion	(1,750)	0	(1,750)	12/31/19
Series Cairo Kiss	Cairo Kiss	(3,644)	0	(3,644)	12/31/19
Series Daddy’s Joy	Daddy’s Joy	33,719	(91,800)	(58,081)	12/31/19
Series De’Mystique ‘17	Dancing Destroyer	6,606	(21,551)	(14,944)	12/31/19
Series Kiana’s Love	Kiana’s Love	4,656	0	4,656	12/31/19
Series Kichiro	Kichiro	2,615	(7,810)	(5,195)	12/31/19
Series Madarnas	Madarnas	0	0	0	12/31/19
Series Major Implications	Major Implications	0	0	0	12/31/19
Series Martita Sangrita 17	Carpe Vinum	31,461	(156,672)	(125,211)	12/31/19
Series Miss Puzzle	Miss Puzzle	10,817	(3,816)	7,001	12/31/19
Series Moonless Sky	Moonless Sky	(5,354)	0	(5,354)	12/31/19
Series Night of Idiots	Night of Idiots	(269)	(3,604)	(3,873)	12/31/19
Series Nileist	Nileist	(9,034)	0	(9,034)	12/31/19
Series Noble of Goddess	Noble of Goddess	(1,154)	(400)	(1,554)	12/31/19
Series Ocean Magic 18	Ocean Magic 18	(3,857)	0	(3,857)	12/31/19
Series Power Up Paynter	Power Up Paynter	32,419	(96,600)	(64,181)	12/31/19
Series Sauce on Side	Sauce on Side	0	0	0	12/31/19
Series Shake It Up Baby	Shake It Up Baby	10,709	(27,625)	(16,916)	12/31/19
Series Sigesmund	Sigesmund	(8,409)	(11,815)	(20,224)	12/31/19
Series Soul Beam	Soul Beam	(8,825)	(1,556)	(10,380)	12/31/19
Series Squared Straight	Squared Straight	3,860	0	3,860	12/31/19
Series Street Band	Street Band	28	(8,360)	(8,332)	12/31/19
Series Swiss Minister	Swiss Minister	(1,203)	(714)	(1,917)	12/31/19
Series Takeo Squared	Takeo Squared	0	0	0	12/31/19
Series Tavasco Road	Tavasco Road	0	0	0	12/31/19
Series Tizamagician	Tizamagician	48,137	(102,481)	(54,344)	12/31/19
Series Two Trial Sioux 17K	Two Trial Sioux 17K	5,475	(30,600)	(25,125)	12/31/19
Series Utalknboutpractice	Utalknboutpractice	6,354	(1,020)	5,334	12/31/19
Series Vertical Threat	Vertical Threat	36,727	(95,019)	(58,292)	12/31/19
Series Zestful	Zestful	0	0	0	12/31/19
Total:		$216,247	$(796,642)	$(580,395)

105

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through at least calendar year 2019 whether or not such Series generates revenues in 2019.

The purchase price of such Underlying Assets includes such reserves for Operating Expenses through at least calendar year 2019. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of June 30, 2019, the Company received a total of $654,290 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 5 – Members’ Equity/(Deficit)” for more detail):

Series-Series Name	Underlying Asset (Horse Name)	Units Offered	Units Tendered	Subscription Amount
Series Amers	Amers	75	55	$7,700
Series Two Trail Sioux 17	Annihilate	450	0	0
Series Bella Chica	Bella Chica	100	30	11,400
Series Bullion	Bullion	25	25	11,750
Series Cairo Kiss	Cairo Kiss	80	80	44,400
Series Daddy’s Joy	Daddy’s Joy	600	0	0
Series De’Mystique ‘17	Dancing Destroyer	250	73	10,220
Series Kiana’s Love	Kiana’s Love	200	200	24,000
Series Kichiro	Kichiro	200	129	16,770
Series Madarnas	Madarnas	50	28	9,800
Series Major Implications	Major Implications	20	20	4,600
Series Martita Sangrita 17	Carpe Vinum	600	24	7,680
Series Miss Puzzle	Miss Puzzle	125	107	26,750
Series Moonless Sky	Moonless Sky	200	200	22,000
Series Night of Idiots	Night of Idiots	80	63	15,750
Series Nileist	Nileist	45	45	23,850
Series Noble of Goddess	Noble of Goddess	300	300	33,000
Series Ocean Magic 18	Ocean Magic 18	510	0	0
Series Power Up Paynter	Power Up Paynter	600	0	0
Series Sauce on Side	Sauce on Side	125	125	30,000
Series Shake It Up Baby	Shake It Up Baby	250	0	0
Series Sigesmund	Sigesmund	200	61	6,100
Series Soul Beam	Soul Beam	65	62	37,820
Series Squared Straight	Squared Straight	150	150	40,500
Series Street Band	Street Band	50	50	61,500
Series Swiss Minister	Swiss Minister	50	50	14,000
Series Takeo Squared	Takeo Squared	100	100	27,000
Series Tavasco Road	Tavasco Road	80	72	16,560
Series Tizamagician	Tizamagician	600	262	83,840
Series Two Trial Sioux 17K	Two Trial Sioux 17K	1	0	0
Series Utalknboutpractice	Utalknboutpractice	100	96	28,800
Series Vertical Threat	Vertical Threat	600	66	13,860
Series Zestful	Zestful	100	77	24,640
Total:		6,981	2,550	$654,290

106

The Company (if viewed as if it were a separate and distinct entity apart from its series) will not have much, if any, need for cash reserves and, instead, each series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such series thereafter. Further, in the event that a series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Since Inception, the Company has relied on advances from founders and raising capital to fund its operations. As of June 30, 2019, the Company had negative capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations, including those of Series Palace Foal, Series De Mystique ‘17, Series Martita Sangrita 17, Series Daddy’s Joy, Series Vertical Threat, Series Shake it Up Baby, Series Tizamagician, Series Power up Paynter, Series Two Trail Sioux 17, Series Wayne O, Series Big Mel, Series Amandrea, Series Keertana 18, Series Sunny 18, and Series Lazy Daisy with funding from a Regulation A offering campaign, capital contributions from the founder and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations.

107

Related Party Transactions

In order to fund the Company’s activities as well as to advance funds on behalf of a series in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets, the Company has borrowed a total of $1,353,355 as of June 30, 2019, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager
MRH Amers	$8,925
MRH Annihilate	110,700
MRH Bella Chica	31,600
MRH Bullion	6,000
MRH Cairo Kiss	37,760
MRH Carpe Vinum	163,200
MRH Daddy’s Joy	91,800
MRH Dancing Destroyer	30,237.50
MRH Kiana's Love	20,400
MRH Kichiro	22,000
MRH Madarnas	14,850
MRH Major Implications	3,900
MRH Miss Puzzle	26,500
MRH Moonless Sky	18,700
MRH Night of Idiots	16,960
MRH Nileist	20,250
MRH Noble Goddess	28,300
MRH Ocean Magic 18	*
MRH Power Up Paynter	96,600
MRH Sauce on Side	25,500
MRH Shake It Up Baby	27,625
MRH Sigesmund	17,000
MRH Soul Beam	33,702.50
MRH Squared Straight	34,350
MRH Street Band	52,250
MRH Swiss Minister	11,900
MRH Takeo Squared	22,900
MRH Tavasco Road	15,600
MRH Tizamagician	173,745
MRH Two Trial Sioux 17K	30,600
MRH Utalknboutpractice	25,500
MRH Vertical Threat	106,800
MRH Zestful	27,200
Total	$1,353,355

*As of June 30, 2019, the Company owes $15,606 in principal to Michael Behrens in connection with Series Palace Foal (Ocean Magic 18).

108

Plan of Operations

As stated, the Company is in the business of acquiring interests in race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the six-month period ended June 30, 2019, series accrued race winnings totaling $43,196. In sum, the series incurred $162,532 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $45,623 of due diligence or management fees earned by the Manager.

At the time of the filing of this offering statement, Series Palace Foal, Series Martita Sangrita 17, Series Daddy’s Joy, Series Vertical Threat, Series Two Trail Sioux 17, Series Big Mel, Series Keertana 18, and Series Sunny 18 have not commenced revenue generating operations. We intend for such Series to start generating revenue as disclosed in each Series’ specific disclosures provided herein, at the earliest.

Trend Information

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. As of June 30, 2019, we closed 25 Offerings. The table below shows the launched and closed Offerings as of June 30, 2019:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
As of June 30, 2019	34	25	1

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of June 30, 2019 either through (i) a California intra state permit or (ii) Rule 506(c).

The Company plans to launch approximately 50 to 100 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2019-2020 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, but no revenues have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2019 and beyond. We believe that expanding the Membership Experience Programs in 2019 and beyond will help us from a number of perspectives:

1) Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2) Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2019 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2019.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

109

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform.  Neither Experiential Squared, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, and (iv) estimated Operating Expenses (including Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. StartEngine Secure LLC will serve as transfer agent to maintain stockholder information on a book-entry basis.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.                   an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.                   earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Fees and Expenses

Due Diligence Fee

An initial fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to these Offerings.

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Operating Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

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6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you upon the Closing.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company and the Manager will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

MyRacehorse.com intends to democratize the ownership of racehorses (Thoroughbred, Quarter, and Standardbred horses) and allow fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and a portion of financial gains that the ownership creates.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. It is the intent of the Company and its Manager to maintain sufficient control and input into the initial due diligence and subsequent training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, it will look to have a wide range of voting rights (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Governing Documents”) with other co-owners of an Underlying Asset., as follows:

•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 51% interest in Ocean Magic 18 is attached hereto as Exhibit 6.2.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 25% interest in Dancing Destroyer is attached hereto as Exhibit 6.4.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Carpe Vinum is attached hereto as Exhibit 6.6.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Daddy’s Joy is attached hereto as Exhibit 6.8.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Vertical Threat is attached hereto as Exhibit 6.10.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 25% interest in Shake it Up Baby is attached hereto as Exhibit 6.12.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Tizamagician is attached hereto as Exhibit 6.14.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Power Up Paynter is attached hereto as Exhibit 6.16.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 45% interest in Annahilate is attached hereto as Exhibit 6.18.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 60% interest in Wayne O is attached hereto as Exhibit 6.20.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 51% interest in Big Mel is attached hereto as Exhibit 6.22.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 55% interest in Amandrea is attached hereto as Exhibit 6.24.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 51% interest in Keertana 18 is attached hereto as Exhibit 6.26.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 51% interest in Sunny 18 is attached hereto as Exhibit 6.28.
•	A copy of the Equine Co-Ownership and Acquisition Agreement for the 12.5% interest in Lazy Daisy is attached hereto as Exhibit 6.30.

The syndicate manager of the horse makes the final decisions on many day-to-day decisions relating to the horses. They decide on the trainer, racing schedule, housing and certain other operational decisions. Certain key decisions, however, will require input from the Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the syndicate manager), (2) heavy negotiation of the Underlying Asset’s Governing Documents to include discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

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As set forth in the Equine Co-Ownership and Acquisition Agreement for Ocean Magic 18, the Company will hold a majority (51%) stake in Ocean Magic 18’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Ocean Magic 18.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Dancing Destroyer, the Company will hold a 25% stake in Dancing Destroyer’s co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding, and other day-to-day rights, but the Company will have certain major decision rights as it relates to Dancing Destroyer, including limitations on the scope of authorized actions of the Manager (Section 4), veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse (Section 5), anti-dilution rights (Section 16), right of first refusal (ROFR) rights (Section 15), full ownership privileges (Section 12), no claiming races without consent (Schedule 1), removal of racing manager through co-ownership vote (Schedule 1), insurance discretion (Section 20), expense payment obligations (Section 21), consultation on certain sale rights (Section 17) and more. As a minority owner and non-syndicate manager of Dancing Destroyer, the Company has less operational control over Dancing Destroyer than Ocean Magic 18 but is still heavily involved with the ownership and development of the horse.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Carpe Vinum, the Company will hold a majority (60%) stake in Carpe Vinum’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Carpe Vinum.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Daddy’s Joy, the Company will hold a majority (60%) stake in Daddy’s Joy’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Daddy’s Joy.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Vertical Threat, the Company will hold a majority (60%) stake in Vertical Threat’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Vertical Threat.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Shake it Up Baby, the Company will hold a 25% stake in Shake it Up Baby’s co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding, and other day-to-day rights, but the Company will have certain major decision rights as it relates to Shake it Up Baby, including limitations on the scope of authorized actions of the Manager (Section 4), veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse (Section 5), anti-dilution rights (Section 16), right of first refusal (ROFR) rights (Section 15), full ownership privileges (Section 12), no claiming races without consent (Schedule 1), removal of racing manager through co-ownership vote (Schedule 1), insurance discretion (Section 20), expense payment obligations (Section 21), consultation on certain sale rights (Section 17) and more. As a minority owner and non-syndicate manager of Shake it Up Baby, the Company has less operational control over Shake it Up Baby than other Underlying Assets described in this Offering Circular but is still heavily involved with the ownership and development of the horse. Furthermore, solely as it relates to Shake it Up Baby, the racing manager is entitled to receive a one-time fee of $2,500.00.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Tizamagician, the Company will hold a majority (60%) stake in Tizamagician’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Tizamagician. However, as it relates to Series Tizamagician, the Horse Seller has retained 1) Breeding Rights and 2) the Co-ownership of the Underlying Asset will terminate on or before December 31, 2020, if not sooner terminated, at the time the Underlying Asset has completed racing during 2020, unless agreed to be extended beyond December 31, 2020, by the Horse Seller and Series, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to potentially limit the “upside” of an investment in the racehorse associated with future breeding rights and restrictions on the sale of the Underlying Asset.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Power Up Paynter, the Company will hold a majority (60%) stake in Power Up Paynter’s co-ownership group and the Company shall have the following control rights, including, but not limited to, the right to removal of syndicate manager, ROFR on minority investor transfers, right to approve dissolution, sale of the asset, trainer, state of race, racing in claiming races, selling the horse, breeding the horse, vet procedures (over $5,000) and other major decision rights as it relates to Power Up Paynter.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Annahilate, the Company will hold a majority (60%) stake in Annahilate’s co-ownership group (ownership of Annahilate by the Company is split into two separate series one of which is 45% interest and offered herein) and the Company shall have the following control rights, including, but not limited to, the right to removal of syndicate manager, ROFR on minority investor transfers, right to approve dissolution, sale of the asset, trainer, state of race, racing in claiming races, selling the horse, breeding the horse, vet procedures (over $5,000) and other major decision rights as it relates to Annahilate.

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As set forth in the Equine Co-Ownership and Acquisition Agreement for Wayne O, the Company will hold a majority (60%) stake in Wayne O's co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Wayne O However, as it relates to Series Wayne O the Manager has retained 1) Breeding Rights and 2) the Co-ownership of the Underlying Asset will terminate on or before December 31, 2020, if not sooner terminated, at the time the Underlying Asset has completed racing during 2020, unless agreed to be extended beyond December 31, 2020, by the Horse Seller and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing. In the event the horse wins a "Grade 1" race, the initial owner of the horse will pay the Co-ownership a $6,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Big Mel, the Company will hold a majority (51%) stake in Big Mel's co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Big Mel. However, as it relates to Series Big Mel, the Trainer has retained 2 lifetime Breeding Rights, and the Horse Seller has retained 6 lifetime Breeding Rights. The Co-ownership of the Underlying Asset will terminate on or before December 31, 2021, except as provided below. In the event the horse wins a "Grade 1" race, the Horse Seller will pay the Co-ownership a $6,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets. In addition, in the event of a “Grade 1” win, the Co-Ownership may be terminated at the time the Underlying Asset has completed racing during 2020, unless agreed to be extended beyond December 31, 2020, by the Horse Seller and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Amandrea, the Company will hold a majority (55%) stake in Amandrea’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Amandrea.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Keertana 18, the Company will hold a majority (51%) stake in Keertana 18’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Keertana 18.

As set forth in the Equine Co-Ownership and Acquisition Agreement for Sunny 18, the Company will hold a majority (51%) stake in Sunny 18's co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Sunny 18. However, as it relates to Series Sunny 18, the Horse Seller has retained 1) two Lifetime Breeding Rights for the Trainer, and six Lifetime Breeding Rights for the Horse Seller, and 2) the Co-ownership of the Underlying Asset will terminate on or before December 31, 2021, if not sooner terminated, at the time the Underlying Asset has completed racing during 2021, unless agreed to be extended beyond December 31, 2021, by the Horse Seller and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing. In the event the horse wins a "Grade 1" race, the initial owner of the horse will pay the Co-ownership a $6,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets. The Bonus will be repaid from proceeds from the eventual sale of the horse at the conclusion of its racing career.

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As set forth in the Equine Co-Ownership and Acquisition Agreement for Lazy Daisy, the Company will hold a 12.5% stake in Lazy Daisy's co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding and other day-to-day rights, but the Company will have certain major decision rights as it relates to Lazy Daisy, including limitations on the scope of authorized actions of the Manager, veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse, anti-dilution rights, right of first refusal (ROFR) rights, full ownership privileges, no claiming races without consent, removal of racing manager through co-ownership vote, insurance discretion, expense payment obligations, consultation on certain sale rights and more. As a minority owner and non-syndicate manager of Lazy Daisy, the Company has less operational control over Lazy Daisy than other series in which we have a majority interest but is still heavily involved with the ownership and development of the horse.

When a Series becomes an owner of the horse, the Series’ members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $100 billion is bet annually on horse races with the US representing about 11% of the total gaming market.2 The Kentucky Derby continues setting records; in 2017 the total handle was the highest in history, with just over $209 million handled, up 8% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$100 billion is bet annually on horse races worldwide and there are $1 billion dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 47,000 active racehorses.5 The average sales price for a racehorse is about $74,000.6

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Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. As for each such Series:

•	A copy of the Profit Participation Convertible Promissory Note for Series Palace Foal is attached hereto as Exhibit 6.3.
•	A copy of the Profit Participation Convertible Promissory Note for Series De Mystique ‘17 is attached hereto as Exhibit 6.5.
•	A copy of the Profit Participation Convertible Promissory Note for Series Martita Sangrita 17 is attached hereto as Exhibit 6.7.
•	A copy of the Profit Participation Convertible Promissory Note for Series Daddy’s Joy is attached hereto as Exhibit 6.9.
•	A copy of the Profit Participation Convertible Promissory Note for Series Vertical Threat is attached hereto as Exhibit 6.11.
•	A copy of the Profit Participation Convertible Promissory Note for Series Shake it Up Baby is attached hereto as Exhibit 6.13.
•	A copy of the Profit Participation Convertible Promissory Note for Series Tizamagician is attached hereto as Exhibit 6.15.
•	A copy of the Profit Participation Convertible Promissory Note for Series Power Up Paynter is attached hereto as Exhibit 6.17.
•	A copy of the Profit Participation Convertible Promissory Note for Series Two Trail Sioux 17 is attached hereto as Exhibit 6.19.
•	A copy of the Profit Participation Convertible Promissory Note for Series Wayne O is attached hereto as Exhibit 6.21
•	A copy of the Profit Participation Convertible Promissory Note for Series Big Mel is attached hereto as Exhibit 6.23
•	A copy of the Profit Participation Convertible Promissory Note for Series Amandrea is attached hereto as Exhibit 6.25
•	A copy of the Profit Participation Convertible Promissory Note for Series Keertana 18 is attached hereto as Exhibit 6.27
•	A copy of the Profit Participation Convertible Promissory Note for Series Sunny 18 is attached hereto as Exhibit 6.29
•	A copy of the Profit Participation Convertible Promissory Note for Series Lazy Daisy is attached hereto as Exhibit 6.31

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1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2015.pdf.

3 https://www.courier-journal.com/story/news/local/2017/05/07/record-betting-reported-2017-kentucky-derby/101403510/.

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

An investment in a Series does not constitute ownership of a racehorse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. In general, the Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold.

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Claiming

The Company's Claiming activities (through individual Series) consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price. Some factors leading to a horse being more valuable than its claiming price include being poorly trained to date, running in the wrong type of races or having dropped in class. The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races). For example, in a $32,000 claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below their ability or have been mismanaged by the current owners or trainers thereby allowing the Series to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Series paid.

Once a Series acquires a horse in its claiming division it may take up to 30 days before the horse may be able to race again. The factors relating to the length between races include the endurance and shape of the horse, the availability of races and the skill level of the other horses in the race. The Company, along with our trainer, uses these factors to decide on where and when to race the horse so we can put the horse in the best possible position to win. During this time the horse is usually ridden everyday as part of their training. Horses will jog or cantor most days. The horse will typically gallop every 7 days that it does not race; this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs (1 furlong equals 1/8 of a mile) and simulates a race for the horse.

The Company expects the on-going monthly expenses directly associated to the horses in its claiming division to be approximately $50 to $125 per day for each horse. The fee depends on the trainer's fee and the amount of vet bills each horse requires.

Revenue from Claiming Division

The Series intend to generate revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a horse. The Company expects that a horse will begin to generate revenue from purse winnings within 30 days from acquiring the horse. The Company further expects that it will continue to receive revenue from the horse every 30 days from additional purse winnings. The Series will also generate revenue if our horse is claimed by another stable. The Company expects that most horses in its claiming division will be claimed within 12 months from the date we acquired the horse.

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Deciding on a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective investors to assist in their individual investment decisions.

Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

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Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

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Competition

The Company is a very small player in the racehorse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost on the Manager and its officers to evaluate a horse and to buy any horse we believe to be a good investment.

Government Regulation

Horse racing is regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. Operating Expenses incurred post-Closing shall be the responsibility of the Series. We allocate a sizable portion of the Offering to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from its interest in the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by its interest in the Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Until the Series generates revenues from its interest in the Underlying Asset, we expect the Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

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To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Facilities

The Manager is located at 250 W. 1st Street, Suite 256, Claremont, CA 91711 and currently has a four year lease on its principal offices. The Manager presently has four employees, five independent contractors and two advisors. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.  The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See "CONFLICTS OF INTEREST.") In addition, the Manager may submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Michael Behrens	43	Chief Executive Officer, Director	Inception
David Kandasamy	58	Chief Financial Officer, Secretary and Director	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer

Michael has served as a marketing executive for the best 10 years on both the agency and client side. He has experience in both performance marketing and brand development for startups, established business and the Fortune 1000. In his career he has managed/influenced over 1 billion in advertising dollars. He most recently served as the CMO of Casper, a very successful online mattress start-up in NYC that has generated hundreds of millions of dollars in revenue since inception.

David Kandasamy, Chief Financial Officer and Secretary

David is a successful entrepreneur and technology executive. He has led software development teams for 30 years at large companies such as AOL, Netscape, Yahoo, NCR, Citicorp and Viacom, as well as at smaller startups. David is the co-founder of SearchRev, a seminal player in the online advertising space, which he built to over 80 employees when it was successfully sold to AKQA/WPP in 2007. David has resided continuously in California since obtaining his Master’s Degree in Computer Science from UCLA in the early ‘80s. A father of three college-aged children, David is also an FAA-licensed pilot.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% of Gross Proceeds). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2018 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$57,484	$0	$57,484

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.” For Fiscal Year 2017, no Management Fees were paid.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 250 W. 1st Street, Suite 256, Claremont, CA 91711.

As of September 27, 2019, the securities of the Company are beneficially owned as follows:

Title of class	Underlying Asset (Horse Name)	Name of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Company		Experiential Squared, Inc.	100% Interest	N/A	100%
Interests – Series Amers (1)	Amers	Experiential Squared, Inc.	26.7% Interest	20 Interests	26.7%
Interests – Series Bella Chica (2)	Bella Chica	Experiential Squared, Inc.	45% Interest	45 Interests	45%
Interests – Series Berengaria ’17 (3)	Squared Straight	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Bullion (4)	Bullion	Experiential Squared, Inc.	0% Interest	0Interests	0%
Interests – Series Cairo Kiss (5)	Cairo Kiss	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Country Whirl ‘17 (6)	Utalknboutpractice	Experiential Squared, Inc.	4% Interest	4 Interests	4%
Interests – Series Kiana’s Love (7)	Kiana’s Love	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Kichiro (8)	Kichiro	Experiential Squared, Inc.	35.5%	71 Interests	35.5%
Interests – Series Madarnas (9)	Madarnas	Experiential Squared, Inc.	44% Interest	22 Interests	44%
Interests – Series Major Implications (10)	Major Implications	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Miss Puzzle 17 (11)	Miss Puzzle 17	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Moonless Sky (12)	Moonless Sky	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Night of Idiots (13)	Night of Idiots	Experiential Squared, Inc.	23% Interest	18 Interests	23%
Interests – Series Nileist (14)	Nileist	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Noble Goddess (15)	Noble Goddess	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Sauce on Side (16)	Sauce on Side	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Sigesmund (17)	Sigesmund	Experiential Squared, Inc.	70% Interest	139 Interests	70%
Interests – Series Soul Beam (18)	Soul Beam	Experiential Squared, Inc.	4.6% Interest	3 Interests	4.6%
Interests – Series Street Band (19)	Street Band	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Swiss Minister (20)	Swiss Minister	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Takeo Squared (21)	Takeo Squared	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Tavasco Road (22)	Tavasco Road	Experiential Squared, Inc.	10% Interest	8 Interests	10%
Interests – Series Two Trail Sioux 17K (23)	Two Trail Sioux 17K	Experiential Squared, Inc.	100% Interest	1 Interests	100%
Interests – Series Zestful (24)	Zestful	Experiential Squared, Inc.	23% Interest	23 Interests	23%
Interests – Series Palace Foal (25)	Ocean Magic 18	Michael Behrens	100% Interest	510 Interests	100%
Interests – Series De Mystique ‘17 (26)	Dancing Destroyer	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Martita Sangrita 17(27)	Carpe Vinum	Experiential Squared, Inc.	39.2% Interest	235 Interests	39.2%
Interests – Series Daddy’s Joy (28)	Daddy’s Joy	Experiential Squared, Inc.	9% Interest	54 Interests	9%
Interests – Series Vertical Threat (29)	Vertical Threat	Experiential Squared, Inc.	31.3% Interest	188 Interests	31.3%
Interests – Series Shake it Up Baby (30)	Shake it Up Baby	Experiential Squared, Inc.	7.6% Interest	19 Interests	7.6%
Interests – Series Tizamagician (31)	Tizamagician	Experiential Squared, Inc.	0% Interest	0 Interests	0%
Interests – Series Power Up Paynter (32)	Power up Paynter	Experiential Squared, Inc	.3% Interest	2 Interests	.3%
Interests – Series Two Trail Sioux 17 (33)	Annihilate	Experiential Squared, Inc	39.1% Interest	176 Interests	39.1%
Interests – Series Wayne O (34)	Wayne O	Experiential Squared, Inc	13.6% Interest	813 Interests	13.6%
Interests – Series Big Mel (35)	Big Mel	Experiential Squared, Inc	100% Interest	1,020 Interests	100%
Interests – Series Amandrea (36)	Amandrea	Experiential Squared, Inc	100% Interest	550 Interests	100%
Interests – Series Keertana 18 (37)	Keertana 18	Experiential Squared, Inc	100% Interest	5,100 Interests	100%
Interests – Series Sunny 18 (38)	Sunny18	Experiential Squared, Inc	100% Interest	5,100 Interests	100%
Interests – Series Lazy Daisy (39)	Lazy Daisy	Experiential Squared, Inc	100% Interest	1,250 Interests	100%

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______________

(1)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Amers on the date of conversion. As of September 27, 2019, 55 membership interests in Series Amers have been sold, which means Experiential Squared, Inc. is deemed to be a 26.7% beneficial owner of the Series Amers membership interests until such interests have been sold.
(2)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Bella Chica on the date of conversion. As of September 27, 2019, 55 membership interests in Series Bella Chica have been sold, which means Experiential Squared, Inc. is deemed to be a 45% beneficial owner of the Series Bella Chica membership interests until such interests have been sold.
(3)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Berengaria ‘17 on the date of conversion. As of September 27, 2019, all 150 membership interests in Series Berengaria ‘17 have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Berengaria ’17.
(4)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Bullion on the date of conversion. As of September 27, 2019, all 25 membership interests in Series Bullion have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Bullion.
(5)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Cairo Kiss on the date of conversion. As of September 27, 2019, all 80 membership interests in Series Cairo Kiss have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Cairo Kiss.
(6)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Country Whirl ‘17 on the date of conversion. As of September 27, 2019, 96 membership interests in Series Country Whirl ‘17 have been sold, which means Experiential Squared, Inc. is deemed to be a 4.0% beneficial owner of the Series Country Whirl ‘17 membership interests until such interests have been sold.
(7)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Kiana’s Love on the date of conversion. As of September 27, 2019, all 200 membership interests in Series Kiana’s Love have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Kiana’s Love.
(8)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Kichiro on the date of conversion. As of September 27, 2019, 129 membership interests in Series Kichiro have been sold, which means Experiential Squared, Inc. is deemed to be a 35.5% beneficial owner of the Series Kichiro membership interests until such interests have been sold.
(9)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Madarnas on the date of conversion. As of September 27, 2019, 28 membership interests in Series Madarnas have been sold, which means Experiential Squared, Inc. is deemed to be a 44% beneficial owner of the Series Madarnas membership interests until such interests have been sold.
(10)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Major Implications on the date of conversion. As of September 27, 2019, all 20 membership interests in Series Major Implications have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Major Implications.
(11)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Night of Idiots on the date of conversion. As of September 27, 2019, all 125 membership interests in Series Miss Puzzle have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Miss Puzzle.
(12)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Moonless Sky on the date of conversion. As of September 27, 2019, all 200 membership interests in Series Moonless Sky have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Moonless Sky.

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(13)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Night of Idiots on the date of conversion. As of September 27, 2019, 62 membership interests in Series Night of Idiots have been sold, which means Experiential Squared, Inc. is deemed to be a 23% beneficial owner of the Series Night of Idiots membership interests until such interests have been sold.
(14)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Nileist on the date of conversion. As of September 27, 2019, all 45 membership interests in Series Nileist have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Nileist.
(15)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Noble Goddess on the date of conversion. As of September 27, 2019, all 300 membership interests in Series Noble Goddess have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Noble Goddess.
(16)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Sauce on Side on the date of conversion. As of September 27, 2019, all 125 membership interests in Series Sauce on Side have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Sauce on Side.
(17)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Sigesmund on the date of conversion. As of September 27, 2019, 61 membership interests in Series Sigesmund have been sold, which means Experiential Squared, Inc. is deemed to be a 70% beneficial owner of the Series Sigesmund membership interests until such interests have been sold
(18)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Soul Beam on the date of conversion. As of September 27, 2019, 62 membership interests in Series Soul Beam have been sold, which means Experiential Squared, Inc. is deemed to be a 4.6% beneficial owner of the Series Soul Beam membership interests until such interests have been sold.
(19)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Street Band on the date of conversion. As of September 27, 2019, all 50 membership interests in Series Street Band have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Street Band.
(20)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Swiss Minister on the date of conversion. As of September 27, 2019, all 50 membership interests in Series Swiss Minister have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Swiss Minister.
(21)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Takeo Squared on the date of conversion. As of September 27, 2019, all 100 membership interests in Series Takeo Squared have been sold, which means Experiential Squared, Inc. is deemed to be a 0% beneficial owner of the Series Takeo Squared.
(22)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Tavasco Road on the date of conversion. As of September 27, 2019, 72 membership interests in Series Tavasco Road have been sold, which means Experiential Squared, Inc. is deemed to be a 10% beneficial owner of the Series Tavasco Road membership interests until such interests have been sold.
(23)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Two Trail Sioux 17K on the date of conversion. As of September 27, 2019, no Series Two Trail Sioux 17K Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Two Trail Sioux 17K Interests until such Interests have been sold.

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(24)	Experiential Squared, Inc. holds a promissory note which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Zestful on the date of conversion. As of September 27, 2019, 77 membership interests in Series Zestful have been sold, which means Experiential Squared, Inc. is deemed to be a 23% beneficial owner of the Series Zestful membership interests until such interests have been sold.
(25)	Michael Behrens holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.3 which provides that, at his election, Mr. Behrens may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Palace Foal on the date of conversion. As of September 27, 2019, no Series Palace Foal Interests have been sold which means Mr. Behrens is deemed the 100% beneficial owner of the Series Palace Foal Interests until such Interests have been sold.
(26)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.5 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series De Mystique ‘17 on the date of conversion. As of September 27, 2019, all 250 membership interests in Series De Mystique ‘17 have been sold, which means Experiential Squared, Inc. is deemed the 0% beneficial owner of the Series De Mystique ’17.
(27)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.7 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Martita Sangrita 17 on the date of conversion. As of September 27, 2019, 365 membership interests in Series Martita Sangrita 17 have been sold, which means Experiential Squared, Inc. is deemed the 39.2% beneficial owner of the Martita Sangrita 17 Interests until such Interests have been sold.
(28)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.9 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Daddy’s Joy on the date of conversion. As of September 27, 2019, 546 membership interests in Series Daddy’s Joy have been sold, which means Experiential Squared, Inc. is deemed to be a 9% beneficial owner of the Series Daddy’s Joy membership interests until such interests have been sold.
(29)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.11 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Vertical Threat on the date of conversion. As of September 27, 2019, 412 membership interests in Series Vertical Threat have been sold, which means Experiential Squared, Inc. is deemed the 31.3% beneficial owner of the Vertical Threat Interests until such Interests have been sold.
(30)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.13 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Shake it Up Baby on the date of conversion. As of September 27, 2019, 231 membership interests in Series Shake it Up Baby have been sold, which means Experiential Squared, Inc. is deemed the 7.6% beneficial owner of the Series Shake it Up Baby Interests until such Interests have been sold
(31)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.15 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold Membership Interests in the Offering of Series Tizamagician on the date of conversion. As of September 27, 2019, all 600 membership interests in Series Tizamagician have been sold, which means Experiential Squared, Inc. is deemed the 0% beneficial owner of the Series Tizamagician.
(32)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.17 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Power Up Paynter on the date of conversion. As of September 27, 2019, 598 membership interests in Series Power Up Paynter have been sold, which means Experiential Squared, Inc. is deemed the .3% beneficial owner of the Power Up Paynter Interests until such Interests have been sold.

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(33)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.19 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Two Trail Sioux 17 on the date of conversion. As of September 27, 2019, 274 membership interests in Series Two Trail Sioux 17 have been sold, which means Experiential Squared, Inc. is deemed the 39.1% beneficial owner of the Two Trail Sioux 17 Interests until such Interests have been sold.
(34)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.21 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Wayne O on the date of conversion. As of September 27, 2019, 5187 membership interests have been sold, which means Experiential Squared, Inc. is deemed the 13.6% beneficial owner of the Wayne O Interests until such Interests have been sold
(35)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.23 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Big Mel on the date of conversion. As of September 27, 2019, no Series Big Mel Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Big Mel Interests until such Interests have been sold.
(36)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.25 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Amandrea on the date of conversion. As of September 27, 2019, no Series Amandrea Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Amandrea Interests until such Interests have been sold.
(37)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.27 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Keertana 18 on the date of conversion. As of September 27, 2019, no Series Keertana 18 Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Keertana 18 Interests until such Interests have been sold.
(38)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.29 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Sunny 18 on the date of conversion. As of September 27, 2019, no Series Sunny 18 Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Sunny 18 Interests until such Interests have been sold.
(39)	Experiential Squared, Inc. holds that certain Profit Participation Convertible Promissory Note attached hereto as Exhibit 6.31 which provides that, at its election, Experiential Squared, Inc. may convert the outstanding balance of the note into the number of unsold membership interests in the offering of Series Lazy Daisy on the date of conversion. As of September 27, 2019, no Series Lazy Daisy Interests have been sold which means Experiential Squared, Inc. is deemed the 100% beneficial owner of the Lazy Daisy Interests until such Interests have been sold.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to consent on certain major decisions. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

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Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; and then (ii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves.

Working capital may include pre-paid training and maintenance fees for a horse for up to 18 months. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

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Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

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Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed StartEngine Secure LLC as its SEC-registered transfer agent.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

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Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

137

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

E-Mail: support@myracehorse.com

Tel: 909-740-9175

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

138

Index to Financial Statements

Unaudited Financial Statements as of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

Audited Financial Statements as of December 31, 2018 and 2017 and for the years then ended

F-1

MY RACEHORSE CA LLC

BALANCE SHEETS (UNAUDITED)

As of June 30, 2019, and December 31, 2018

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Horse reserve funds receivable from Manager (see Notes 2 and 4)	216,247	47,407
Total Current Assets	216,247	47,407

Non-Current Assets:
Horse Assets, net of accumulated depreciation (see Note 2)	736,772	206,105
Total Non-Current Assets	736,772	206,105

TOTAL ASSETS	$953,019	$253,512

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)
Liabilities:
Current liabilities:
Acquisition advances payable to Manager (see Note 4)	$796,642	$55,828
Interest payable	208	23
Total Current Liabilities	796,850	55,851

Long-term Debt:
Loan Payable	15,606	15,606
Total Long-term Debt	15,606	15,606

Total Liabilities	812,456	71,457

Members’ Equity/(Deficit):
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	615,230	339,577
Accumulated deficit	(486,510)	(169,365)
Total Members’ Equity/(Deficit)	140,563	182,055

TOTAL LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)	$953,019	$253,512

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-2

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2019, and 2018

	June 30, 2019	June 30, 2018

Revenues	$43,196	$–
Cost of revenues	(162,532)	(3,513)
Gross profit/(loss)	(119,336)	(3,513)

Operating Expenses:
General and administrative	30,682	525
Management charges	45,623	–
Depreciation	70,442	2,365
Loss on horse retirement	50,877	–
Total Operating Expenses	197,624	2,890

Loss from operations	(316,960)	(6,403)

Other Income/(Expense):
Interest expense	(185)	–
Total Other Expenses	(185)	–

Provision for income taxes	–	–

Net loss	$(317,145)	$(6,403)

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included

F-3

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT) (UNAUDITED)

For the Six-Month Period Ended June 30, 2019, and for the Year Ended December 31, 2018

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity/(Deficit)

Balance at January 1, 2018	–	–	(10,200)	(10,200)

Conversion of advances from founders to equity	10,200	–	–	10,200
Subscriptions received in Horse series	–	354,184	–	354,184
Distributions from Horse series	–	(14,607)	–	(14,607)
Contribution by manager	1,643	–	–	1,643
Net loss	–	–	(159,165)	(159,165)
Balance at December 31, 2018	$11,843	$339,577	$(169,365)	$182,055

Subscriptions received in horse series	–	298,120	–	298,120
Distributions from horse series	–	(22,467)	–	(22,467)
Net loss	–	–	(317,145)	(317,145)
Balance at June 30, 2019	$11,843	$615,230	$(486,510)	$140,563

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-4

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2019, and 2018

	June 30, 2019	June 30, 2018
Cash Flows From Operating Activities
Net Loss	$(317,145)	$(6,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	70,442	2,365
Loss on horse retirements	50,877	–
Change in accrued interest payable	185	–
Net Cash Used In Operating Activities	(195,641)	(4,038)

Cash Flows From Investing Activities
Purchase of horse assets	(651,986)	(69,450)
Net Cash Used In Investing Activities	(651,986)	(69,450)

Cash Flows From Financing Activities
Subscriptions received in horse series	298,120	–
Distributions from horse series	(22,467)	–
Net increase in amount due to Manager	571,974	73,488
Net Cash Provided by Financing Activities	847,627	73,488

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-5

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”, or “MRH”) is an early-stage series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to acquire individual interests in thoroughbred, quarter and Standardbred horses through underlying Series. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in Series with other like-minded fans. The Company is headquartered in Claremont, CA. The key executives of the manager are Michael Behrens and David Kandasamy. The Company was formed in 2016.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 9), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned full-scale operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2019, the Company had no cash on hand.

F-6

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of June 30, 2019, the Company had no outstanding accounts receivable. However, all of the cash of the Company is held by the Manager on behalf of the Company.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of June 30, 2019, and December 31, 2018, the Company has $899,004, and $246,391, respectively recorded, at cost, in horse assets.

F-7

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

As of June 30, 2019, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through June 30, 2019	Total
MRH Amers	$6,000	$(2,000)	$4,000
MRH Annihilate	74,250	(4,125)	70,125
MRH Bella Chica	25,000	(4,167)	20,833
MRH Bullion	6,000	(2,333)	3,667
MRH Cairo Kiss	27,800	(10,039)	17,761
MRH Carpe Vinum	120,000	(6,667)	113,333
MRH Utalknboutpractice	11,970	(2,992)	8,978
MRH Daddy’s Joy	48,000	(2,666)	45,334
MRH Dancing Destroyer	17,238	(903)	16,335
MRH Kiana's Love	10,600	(1,767)	8,833
MRH Kichiro	15,500	(431)	15,069
MRH Madarnas	10,000	(10,000)	0
MRH Major Implications	2,500	(2,500)	0
MRH Miss Puzzle	13,730	(2,228)	11,502
MRH Moonless Sky	12,000	(4,500)	7,500
MRH Night of Idiots	8,740	(1,699)	7,041
MRH Nileist	11,700	(2,600)	9,100
MRH Noble Goddess	18,000	(3,333)	14,667
MRH Ocean Magic 18	15,606	(4,335)	11,271
MRH Power Up Paynter	60,000	0	60,000
MRH Sauce on Side	15,000	(15,000)	0
MRH Shake It Up Baby	11,000	(750)	10,250
MRH Sigesmund	10,000	(3,611)	6,389
MRH Soul Beam	23,075	(8,333)	14,742
MRH Squared Straight	22,500	(5,625)	16,875
MRH Street Band	45,000	(1,250)	43,750
MRH Swiss Minister	7,500	(2,917)	4,583
MRH Takeo Squared	15,000	(15,000)	0
MRH Tavasco Road	10,000	(10,000)	0
MRH Tizmagician	121,545	(6,752)	114,793
MRH Two Trial Sioux 17K	24,750	(1,375)	23,375
MRH Vertical Threat	60,000	(3,333)	56,667
MRH Zestful	19,000	(19,000)	0
Total	$899,004	$(162,232)	$736,772

Depreciation totaled $70,442 and $2,365 for the six-month periods ended June 30, 2019 and 2018, respectively.

F-8

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenue for the Company is generally comprised of horse winnings within the series or hospitality revenue. The Company recognizes race winnings net of track expense deductions.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter c corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

F-9

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits nor significant revenues since inception, has sustained a net loss of $317,145 during the six-month period ended June 30, 2019, is dependent upon its manager for financing its operations, and has a working capital deficit of $580,603 as of June 30, 2019.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-10

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Amers	$(517)	$(2,380)	$(2,897)
MRH Annihilate	31,079	(110,700)	(79,621)
MRH Bella Chica	(4,400)	(22,120)	(26,520)
MRH Bullion	(1,750)	0	(1,750)
MRH Cairo Kiss	(3,644)	0	(3,644)
MRH Carpe Vinum	31,461	(156,672)	(125,211)
MRH Daddy’s Joy	33,719	(91,800)	(58,081)
MRH Dancing Destroyer	6,606	(21,551)	(14,944)
MRH Kiana's Love	4,656	0	4,656
MRH Kichiro	2,615	(7,810)	(5,195)
MRH Madarnas	0	0	0
MRH Major Implications	0	0	0
MRH Miss Puzzle	10,817	(3,816)	7,001
MRH Moonless Sky	(5,354)	0	(5,354)
MRH Night of Idiots	(269)	(3,604)	(3,873)
MRH Nileist	(9,034)	0	(9,034)
MRH Noble Goddess	(1,154)	(400)	(1,554)
MRH Ocean Magic 18	(3,857)	0	(3,857)
MRH Power Up Paynter	32,419	(96,600)	(64,181)
MRH Sauce on Side	0	0	0
MRH Shake It Up Baby	10,709	(27,625)	(16,916)
MRH Sigesmund	(8,409)	(11,815)	(20,224)
MRH Soul Beam	(8,825)	(1,556)	(10,380)
MRH Squared Straight	3,860	0	3,860
MRH Street Band	28	(8,360)	(8,332)
MRH Swiss Minister	(1,203)	(714)	(1,917)
MRH Takeo Squared	0	0	0
MRH Tavasco Road	0	0	0
MRH Tizamagician	48,137	(102,481)	(54,344)
MRH Two Trial Sioux 17K	5,475	(30,600)	(25,125)
MRH Utalknboutpractice	6,354	(1,020)	5,334
MRH Vertical Threat	36,727	(95,019)	(58,292)
MRH Zestful	0	0	0
Total	$216,247	$(796,642)	$(580,395)

F-11

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

NOTE 5: MEMBERS’ EQUITY/(DEFICIT)

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of June 30, 2019.

Series Name	Units Offered	Units Tendered	Subscription Amount
MRH Amers	75	55	$7,700
MRH Annihilate	450	0	0
MRH Bella Chica	100	30	11,400
MRH Bullion	25	25	11,750
MRH Cairo Kiss	80	80	44,400
MRH Carpe Vinum	600	24	7,680
MRH Daddy's Joy	600	0	0
MRH Dancing Destroyer	250	73	10,220
MRH Kiana's Love	200	200	24,000
MRH Kichiro	200	129	16,770
MRH Madarnas	50	28	9,800
MRH Major Implications	20	20	4,600
MRH Miss Puzzle	125	107	26,750
MRH Moonless Sky	200	200	22,000
MRH Night of Idiots	80	63	15,750
MRH Nileist	45	45	23,850
MRH Noble Goddess	300	300	33,000
MRH Ocean Magic 18	510	0	0
MRH Power Up Paynter	600	0	0
MRH Sauce On Side	125	125	30,000
MRH Shake It Up Baby	250	0	0
MRH Sigesmund	200	61	6,100
MRH Soul Beam	65	62	37,820
MRH Squared Straight	150	150	40,500
MRH Street Band	50	50	61,500
MRH Swiss Minister	50	50	14,000
MRH Takeo Squared	100	100	27,000
MRH Tavasco Road	80	72	16,560
MRH Tizamagician	600	262	83,840
MRH Two Trial Sioux 17K	1	0	0
MRH Utalknboutpractice	100	96	28,800
MRH Vertical Threat	600	66	13,860
MRH Zestful	100	77	24,640
Total	6,981	2,550	$654,290

F-12

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder. As of June 30, 2019, MRH Palace Foal has accrued $208 in interest expense.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. The Company adopted this new standard effective January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-13

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019, and December 31, 2018, and for the Six-Month Periods Ended June 30, 2019, and 2018

NOTE 8: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 9: SUBSEQUENT EVENTS

Continued Crowdfunded Offerings

The Company plans to continue raising capital through the issuance of securities exempt from registration under Regulation A. This offering allows the Company to more broadly offer the securities of the underlying series of the Company.

Management’s Evaluation

Management has evaluated subsequent events through September 13, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-14

INDEPENDENT AUDITOR’S REPORT

May 24, 2019

To: Board of Managers, My Racehorse CA LLC

Attn: David Kandasamy

Re: 2018-2017 Financial Statement Audit

My Racehorse CA, LLC

We have audited the accompanying financial statements of My Racehorse CA LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, members’ equity, and cash flows for the calendar year periods ending December 31, 2018 and 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-15

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations, members’ equity and its cash flows for the calendar year period(s) thus ending in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that generated cumulative losses while seeking to raise capital and grow its business with investor funding.  Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-16

MY RACEHORSE CA LLC

BALANCE SHEETS

As of December 31, 2018 and 2017

	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Horse reserve funds receivable from Manager (see Notes 2 and 4)	47,407	–
Total Current Assets	47,407	–

Non-Current Assets:
Horse Assets, net of accumulated depreciation (see Note 2)	206,105	–
Total Non-Current Assets	206,105	–

TOTAL ASSETS	$253,512	$–

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)
Liabilities:
Current liabilities:
Acquisition advances payable to Manager (see Note 4)	$55,828	$10,200
Interest payable	23	–
Total Current Liabilities	55,851	10,200

Long-term Debt:
Loan Payable	15,606	–
Total Long-term Debt	15,606	–

Total Liabilities	71,457	10,200

Members’ Equity/(Deficit):
Membership in My Racehorse CA, LLC	11,843	–
Subscriptions in series, net of distributions (See Note 5)	339,577	–
Accumulated deficit	(169,365)	(10,200)
Total Members’ Equity/(Deficit)	182,055	(10,200)

TOTAL LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)	$253,512	$–

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-17

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

For the years ended December 31, 2018 and 2017

	2018	2017

Revenues	$36,888	$–
Cost of revenues	(70,998)	–
Gross profit	(34,110)	–

Operating Expenses:
General and administrative	36,062	10,200
Management charges	57,484	–
Sales and marketing	500
Depreciation	40,286	–
Total Operating Expenses	134,332	10,200

Loss from operations	(168,442)	(10,200)

Other Income/(Expense):
Gain/(loss) on disposition of horse	9,300	–
Interest expense	(23)	–
Total Other Expenses	9,277	–

Provision for income taxes	–	–

Net loss	$(159,165)	$(10,200)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-18

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

For the years ended December 31, 2018 and 2017

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity/(Deficit)

Balance at January 1, 2017	$–	$–	$(10,200)	$(10,200)

Net loss	–	–	–	–
Balance at December 31, 2017	–	–	(10,200)	(10,200)

Conversion of advances from founders to equity	10,200	–	–	10,200
Subscriptions received in Horse series	–	354,184	–	354,184
Distributions from Horse series	–	(14,607)	–	(14,607)
Contribution by manager	1,643	–	–	1,643
Net loss	–	–	(159,165)	(159,165)
Balance at December 31, 2018	$11,843	$339,577	$(169,365)	$182,055

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-19

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2018 and 2017

	2018	2017
Cash Flows From Operating Activities
Net Loss	$(159,165)	$(10,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	40,286	–
Changes in operating assets and liabilities:
Increase/(Decrease) in interest payable	23	–
Net Cash Used In Operating Activities	(118,856)	(10,200)

Cash Flows From Investing Activities
Purchase of property and equipment	(246,391)	–
Net Cash Used In Investing Activities	(246,391)	–

Cash Flows From Financing Activities
Issuance of series subscriptions	362,390	–
Distributions on series subscriptions	(22,813)	–
Contribution by manager	1,643	10,200
Proceeds of long-term notes	15,606	–
Net increase in amount due to Manager	8,421	–
Net Cash Provided by Financing Activities	365,247	10,200

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–
Amount of advances from founder converted to membership in My Racehorse CA LLC	$–	$10,200

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-20

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA, LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in Series LLCs with other like-minded fans. The Company is headquartered in Claremont, CA. The key executives of the manager are Michael Behrens and David Kandasamy. The Company was formed in the 2016.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. As of December 31, 2018, the Company had negative capital and will likely incur losses prior to generating positive working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 9), capital contributions from the founder and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned full-scale operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2018 and 2017, the Company had no of cash on hand.

F-21

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2018, the Company had no outstanding accounts receivable. However, all of the cash of the Company is held by the Manager on behalf of the Company.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2018 and 2017, the Company has $246,391 and $0, respectively recorded, at cost, in horse assets.

F-22

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

As of December 31, 2018, property and equipment consisted of the following:

Series Name	Horse Asset plus acquisition costs	Less: Depreciation through December 31, 2018	Total
MRH Amers	$6,000	$(1,000)	$5,000
MRH Berengaria 17	22,500	(1,875)	20,625
MRH Bullion	6,000	(1,333)	4,667
MRH Cairo Kiss	27,800	(5,406)	22,394
MRH Country Whirl	11,970	(998)	10,972
MRH Madarnas	10,000	(10,000)	-
MRH Major Implications	2,500	(138)	2,362
MRH Moonless Sky	12,000	(2,000)	10,000
MRH Night of Idiots	8,740	(243)	8,497
MRH Nileist	11,700	(650)	11,050
MRH Noble Goddess	12,000	(333)	11,667
MRH Palace Foal	15,606	(434)	15,172
MRH Sauce on Side	15,000	(1,667)	13,333
MRH Sigesmund	10,000	(1,944)	8,056
MRH Soul Beam	23,075	(4,487)	18,588
MRH Swiss Minister	7,500	(1,667)	5,833
MRH Takeo Squared	15,000	(2,083)	12,917
MRH Tavasco Road	10,000	(1,389)	8,611
MRH Zestful	19,000	(2,639)	16,361
Total	$246,391	$(40,286)	$206,105

Depreciation totaled $40,286 and $0 for the years ended December 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

F-23

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenue for the Company is generally comprised of horse winnings within the series or hospitality revenue. As of December 31, 2018, the Company had recognized $36,888 in race winnings, which are recorded net of track expense deductions. A more detailed allocation of the race winnings revenue allocated by series is provided on the other page.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter c corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

F-24

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits nor significant revenues and has sustained a net loss of $159,165 during the year ended December 31, 2018.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-25

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Amers	$504	$(2,380)	$(1,876)
MRH Berengaria 17	8,043	-	8,043
MRH Bullion	(1,500)	-	(1,500)
MRH Cairo Kiss	3,452	-	3,452
MRH Country Whirl	9,956	(16,065)	(6,109)
MRH Madarnas	-	-	-
MRH Major Implications	(741)	-	(741)
MRH Moonless Sky	(1,528)	-	(1,528)
MRH Night of Idiots	6,473	(5,512)	961
MRH Nileist	5,035	(1,800)	3,235
MRH Noble Goddess	4,644	(3,441)	1,203
MRH Palace Foal	-	-	-
MRH Sauce on Side	6,415	-	6,415
MRH Sigesmund	(4,375)	(11,815)	(16,190)
MRH Soul Beam	1,048	(1,556)	(508)
MRH Swiss Minister	632	(5,474)	(4,842)
MRH Takeo Squared	4,251	-	4,251
MRH Tavasco Road	1,252	(1,525)	(273)
MRH Zestful	3,846	(6,260)	(2,414)
Total	$47,407	$(55,828)	$(8,421)

F-26

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

NOTE 5: MEMBERS’ EQUITY/(DEFICIT)

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2018:

Series Name	Units Offered	Units Tendered	Subscription Amount
MRH Amers	75	55	$7,700
MRH Berengaria 17	150	150	40,500
MRH Bullion	25	25	11,750
MRH Cairo Kiss	80	80	44,400
MRH Country Whirl	100	37	11,100
MRH Madarnas	50	28	9,294
MRH Major Implications	20	20	4,600
MRH Moonless Sky	200	200	22,000
MRH Night of Idiots	80	54	13,500
MRH Nileist	45	41	21,730
MRH Noble Goddess	300	163	17,930
MRH Sauce on Side	125	125	30,000
MRH Sigesmund	200	61	6,100
MRH Soul Beam	65	62	37,820
MRH Swiss Minister	50	27	7,560
MRH Takeo Squared	100	100	27,000
MRH Tavasco Road	80	72	16,560
MRH Zestful	100	77	24,640
Total	1,845	1,377	$354,184

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

F-27

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

NOTE 6: RELATED PARTY TRANSACTIONS

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder. As of December 31, 2018, MRH Palace Foal has accrued $23 in interest expense.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. The Company adopted this new standard effective January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 8: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

F-28

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the years then ended

Long-Term Debt

The Company was loaned $10,000 by a strategic investor for the acquisition of the horse asset in the MRH Madarnas series. This debt has no fixed maturity or interest rate stated at this time. The Company anticipates that it will take longer than one year to repay the loan and thus has recorded it as a long-term note payable.

Additionally, the Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 9: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to raise capital through the issuance of securities exempt from registration under Regulation A. This offering is being contemplated to allow the Company to more broadly offer the securities of the underlying series of the Company.

Management’s Evaluation

Management has evaluated subsequent events through May 24, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-29

EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.1	Series Agreement for Series Palace Foal (1)
Exhibit 3.2	Series Agreement for Series De Mystique ‘17 (3)
Exhibit 3.3	Series Agreement for Martita Sangrita 17(4)
Exhibit 3.4	Series Agreement for Daddy’s Joy(4)
Exhibit 3.5	Series Agreement for Vertical Threat (4)
Exhibit 3.6	Series Agreement for Shake it Up Baby(4)
Exhibit 3.7	Series Agreement for Tizamagician (4)
Exhibit 3.8	Series Agreement for Power Up Paynter (5)
Exhibit 3.9	Series Agreement for Two Trail Sioux 17 (5)
Exhibit 3.10	Series Agreement for Wayne O (5)
Exhibit 3.11	Series Agreement for Big Mel (6)
Exhibit 3.12	Series Agreement for Series Amandrea*
Exhibit 3.13	Series Agreement for Series Keertana 18*
Exhibit 3.14	Series Agreement for Series Sunny 18*
Exhibit 3.15	Series Agreement for Series Lazy Daisy*
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Equine Co-Ownership and Acquisition Agreement for Palace Foal (1)
Exhibit 6.3	Profit Participation Convertible Promissory Note for Palace Foal (1)
Exhibit 6.4	Equine Co-Ownership and Acquisition Agreement for De Mystique ‘17 (3)
Exhibit 6.5	Profit Participation Convertible Promissory Note for De Mystique ‘17 (3)
Exhibit 6.6	Equine Co-Ownership and Acquisition Agreement for Martita Sangrita 17 (4)
Exhibit 6.7	Profit Participation Convertible Promissory Note for Martita Sangrita 17 (4)
Exhibit 6.8	Equine Co-Ownership and Acquisition Agreement for Daddy’s Joy (4)
Exhibit 6.9	Profit Participation Convertible Promissory Note for Daddy’s Joy (4)
Exhibit 6.10	Equine Co-Ownership and Acquisition Agreement for Vertical Threat (4)
Exhibit 6.11	Profit Participation Convertible Promissory Note for Vertical Threat (4)
Exhibit 6.12	Equine Co-Ownership and Acquisition Agreement for Shake it Up Baby (4)
Exhibit 6.13	Profit Participation Convertible Promissory Note for Shake it Up Baby (4)
Exhibit 6.14	Equine Co-Ownership and Acquisition Agreement for Tizamagician (4)
Exhibit 6.15	Profit Participation Convertible Promissory Note for Tizamagician (4)
Exhibit 6.16	Equine Co-Ownership and Acquisition Agreement for Power Up Paynter (5)
Exhibit 6.17	Profit Participation Convertible Promissory Note for Power Up Paynter (5)
Exhibit 6.18	Equine Co-Ownership and Acquisition Agreement for Two Trail Sioux 17 (5)
Exhibit 6.19	Profit Participation Convertible Promissory Note for Two Trail Sioux 17 (5)
Exhibit 6.20	Equine Co-Ownership and Acquisition Agreement for Wayne O (5)
Exhibit 6.21	Profit Participation Convertible Promissory Note for Wayne O (5)
Exhibit 6.22	Equine Co-Ownership and Acquisition Agreement for Big Mel (6)
Exhibit 6.23	Profit Participation Convertible Promissory Note for Big Mel (6)
Exhibit 6.24	Equine Co-Ownership and Acquisition Agreement for Amandrea*
Exhibit 6.25	Profit Participation Convertible Promissory Note for Amandrea*
Exhibit 6.26	Equine Co-Ownership and Acquisition Agreement for Keertana 18*
Exhibit 6.27	Profit Participation Convertible Promissory Note for Keertana 18*
Exhibit 6.28	Equine Co-Ownership and Acquisition Agreement for Sunny 18*
Exhibit 6.29	Profit Participation Convertible Promissory Note for Sunny 18*
Exhibit 6.30	Equine Co-Ownership and Acquisition Agreement for Lazy Daisy*
Exhibit 6.31	Profit Participation Convertible Promissory Note for Lazy Daisy*
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC*
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP*
Exhibit 15.1	Additional Exhibits – Part I, Item 6*

__________________

* Filed herewith.

(1) Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.

(2) Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.

(3) Filed with the Company’s Post-Qualification Amendment No. 1 to Form 1-A dated April 18, 2019 and incorporated by reference herein.

(4) Filed with the Company’s Post-Qualification Amendment No. 3 to Form 1-A dated June 25, 2019 and incorporated by reference herein.

(5) Filed with the Company’s Post-Qualification Amendment No. 4 to Form 1-A dated July 19, 2019 and incorporated by reference herein.

(6) Filed with the Company’s Post Qualification Amendment No. 5 to Form 1-A dated August 28, 2019 and incorporated by reference herein.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of California, on October 3, 2019.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer of Experiential Squared, Inc. (Principal Executive Officer)	October 3, 2019
/s/ David Kandasamy Name: David Kandasamy	Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Financial Officer)	October 3, 2019
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	October 3, 2019